UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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LIFE STORAGE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than Registrant)

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6467 Main Street

Williamsville, New York 14221

Fellow Shareholders,

You are cordially invited to attend the 2019 Annual Meeting of Shareholders of Life Storage, Inc. on Thursday, May 30, 2019 at the Company’s headquarters, 6467 Main Street, Williamsville, New York 14221. The 2019 Annual Meeting will begin promptly at 9:00 a.m. (E.D.T.).

During the past 12 months, our Company executed on a long planned Board and leadership succession strategy that resulted in the appointment of four new directors to the Board and the seamless transition of the Chief Executive Officer role to Joe Saffire, following Dave Rogers retirement after 35 successful years with the Company as one of its original founders. The Board transitions have:

•	Increased the diversity of our directors;

•	Expanded the background and skills of our directors;

•	Increased the proportion of independent directors;

•	Resulted in the election of an independent Chair of the Board; and

•	Reduced the average tenure and average age of our directors.

Our Board of Directors is keenly focused on corporate governance, and we are committed to continuing to implement practices consistent with long-term value creation.

We accomplished a great deal in 2018. The Company performed very well operationally, while also executing on its portfolio optimization strategy to increase exposure to markets with more attractive demographics and to acquire and own newer properties with higher revenue and growth prospects. The team launched an innovative digital rental platform, Rent Now, to meet changing customer behavior, and expanded Warehouse Anywhere, the Company’s differentiated corporate customer value proposition.

Our performance is reflected in our 2018 total shareholder return of 9%, which exceeded that of the S&P 500 and the US REIT Index.

On behalf of the Life Storage, Inc. management team and Board of Directors, as Chair of the Board, I thank you for your continued support and confidence in our team. We look forward to communicating more about our Company’s successes, how our management team will continue to achieve great results going forward, and how our performance impacts our governance and compensation considerations.

Sincerely,

Mark G. Barberio

Non-Executive Chair of the Board

April 16, 2019

6467 Main Street

Williamsville, New York 14221

Dear Shareholder:

The Notice and Proxy Statement that follows contain details about our 2019 Annual Meeting of Shareholders. You will note that the Board of Directors of the Company recommends a vote “FOR” the election of nine directors to serve until the 2020 Annual Meeting of Shareholders, “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2019, “FOR” the proposal to amend the Bylaws of the Company, “FOR” the proposal to amend and restate the Company’s 2009 Directors’ Stock Option and Award Plan, and “FOR” the proposal to approve the compensation of the Company’s executive officers.

Our proxy materials are being furnished to Shareholders primarily over the Internet which we believe will expedite Shareholders’ receipt of the materials. This process is environmentally friendly and will also lower costs of the Annual Meeting.

The vote of every Shareholder is important. Information about the meeting and voting your shares is set forth in the Notice and Proxy Statement that follows.

If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another Shareholder, please bring written confirmation from the record owner that you are acting as a proxy. If you will need special assistance at the meeting, please contact Life Storage Investor Relations at (716) 633-1850.

The Board of Directors and management look forward to greeting those Shareholders who are able to attend the Annual Meeting.

Sincerely,

Andrew J. Gregoire

Secretary

April 16, 2019

6467 Main Street

Williamsville, New York 14221

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

When:	Thursday, May 30, 2019 • 9:00 a.m. (E.D.T.)

Where:	Life Storage headquarters

6467 Main Street, Williamsville, New York 14221

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Life Storage, Inc. (the “Company”) will be held at the Company’s headquarters, 6467 Main Street, Williamsville, New York 14221, on Thursday, May 30, 2019, at 9:00 a.m. (E.D.T.), to consider and take action on the following:

Items of Business:

1.	The election of the nine directors of the Company named in this proxy statement to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019.

3.	A proposal to amend the Bylaws of the Company.

4.	A proposal to amend and restate the Company’s 2009 Outside Directors’ Stock Option and Award Plan.

5.	A proposal to approve (on a non-binding basis) the compensation of the Company’s executive officers.

6.	The transaction of such other business as may properly come before the meeting or any adjournments thereof.

Record Date:

FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on April 2, 2019 will be entitled to notice of the meeting and to vote at the meeting.

  Voting:

Shareholders who will be unable to attend the Annual Meeting in person may attend the meeting by proxy. Instructions related to proxy voting are included in the following proxy statement.

The Company is furnishing its proxy statement, proxy and Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) to you electronically via Internet, instead of mailing printed copies of such materials to each Shareholder. The Company has sent to its Shareholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access its proxy materials on the Internet, how you can request and receive a paper copy of the proxy statement, Annual Report and proxy for the Annual Meeting, and how to vote online at www.proxyvote.com. Shareholders can also call 1-800-579-1639 to request proxy materials or 1-800-690-6903 to vote by telephone.

By Order of the Board of Directors,

Andrew J. Gregoire

Secretary

Williamsville, New York

April 16, 2019

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 30, 2019

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018 are available at www.proxyvote.com.

6467 Main Street

Williamsville, New York 14221

This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Life Storage, Inc. (the “Company”) for the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 30, 2019 at 9:00 a.m. (E.D.T.) at the Company’s headquarters, 6467 Main Street, Williamsville, New York 14221, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and form of proxy are first being made available to Shareholders on April 16, 2019.

Shareholders of record may vote by (i) attending the meeting and voting in person, (ii) using the toll-free telephone number shown on the proxy card, (iii) voting via the Internet at the address shown on the proxy card, or (iv) marking, dating, signing and returning the enclosed proxy card. Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. The proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy (including a telephone or Internet vote) as of a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not act to revoke a prior proxy.

If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to the chair of the annual meeting or the chair’s designee.

We are providing these materials on behalf of the Board to ask for your vote and to solicit your proxies for use at our 2019 Annual Meeting, or any adjournments or postponements thereof.

We have made these materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a Shareholder as of April 2, 2019, the record date fixed by the Board, and are therefore entitled to receive Notice of the Annual Meeting and to vote on matters presented at the meeting.

We are pleased to take advantage of the SEC rules that allow us to furnish proxy materials to you on the Internet. These rules allow us to provide our Shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Our Annual Report to Shareholders (the “2018 Annual Report”) includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 26, 2019, excluding exhibits. On or about April 16, 2019, we mailed you a notice containing instructions on how to access this proxy statement and our 2018

Life Storage, Inc. 2019 Proxy Statement

Annual Report and vote over the Internet. If you received the notice by mail, you will not receive a printed copy of the proxy materials in the mail. The notice instructs you on how you may submit your proxy. If you received the notice by mail and would like a printed copy of our proxy materials, you should follow the instructions for requesting those materials in the notice.

All Shareholders receiving this proxy statement should have also received a paper copy or access to an electronic copy of the 2018 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2018. Shareholders may request a free copy of our 2018 Annual Report on Form 10-K, including financial statements and schedules, by sending a written request to: Life Storage, 6467 Main Street, Williamsville, NY 14221, Attention: Investor Services. Alternatively, Shareholders can access the 2018 Annual Report on Form 10-K and other financial information on Life Storage’s “Investor Relations” section of its website at lifestorage.com.

The entire cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will reimburse brokerage firms, banks and other securities custodians for their expenses in forwarding proxy materials to their principals. Solicitations other than by mail may be made by officers or by employees of the Company without additional compensation.

Only Shareholders of record at the close of business on April 2, 2019 are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. At the close of business on April 2, 2019, there were 46,632,703 shares of the Company’s common stock (“Common Stock”) issued and outstanding. Each share of Common Stock has one vote. A majority of shares entitled to vote at the Annual Meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other purposes. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining whether a quorum is present. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

Note to Beneficial Owners

Under the rules of the New York Stock Exchange (“NYSE”), brokers or nominees have the authority to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the selection of the Company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares. The election of directors, the proposal to amend the Bylaws, the proposal to amend and restate the Company’s 2009 Outside Directors’ Stock Option and Award Plan, and the non-binding vote on the compensation of the Company’s executive officers are considered “non-routine” matters. As a result, if a broker or nominee does not receive voting instructions from the beneficial owner of shares held by such broker or nominee, those shares will not be voted and will be considered broker non-votes with respect to those “non-routine” matters. Therefore, it is very important for beneficial owners holding shares in this manner to provide voting instructions to their broker or other nominee.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 30, 2019

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018 are available at www.proxyvote.com.

Life Storage, Inc. 2019 Proxy Statement

COMPANY BRIEF

Life Storage Locations as of December 31, 2018

$6.1 Billion Enterprise Value Over 750 Stores in 28 States (and Canada beginning Q1 2019) 30+ Years in Self Storage Business 304% 10 Year Total Return 213 Properties Managed for Third Party Entities 89% Quarterly Dividend Increase Over Past 5 Years 90.4% Same Store Average Quarterly Occupancy Investment Grade Rated Moody's: Baa2 S&P: BBB 5.3X Debt to EBITDA

As of 12/31/18

Life Storage, Inc. 2019 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

It is intended that the proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominees for director named below. Our bylaws provide that in an uncontested election the affirmative vote of a majority of the total of votes cast for or withheld as to a nominee at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. All nominees proposed are all presently members of the Board of Directors.

Effective as of March 14, 2019, the size of the Board was increased from eight to nine. As such, the number of directors to be elected at the Annual Meeting shall be nine.

Nominees for Election to the Board of Directors

The nominees named herein will, if elected, hold office until the next succeeding Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the event any nominee becomes unavailable to stand for election, it is intended that the persons named in the proxy may vote for a substitute recommended by the Nominating and Governance Committee of the Board of Directors subject to Board approval. Alternatively, the Board may reduce the size of the Board or may determine to leave the vacancy unfilled. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors.

Life Storage, Inc. 2019 Proxy Statement

The following table identifies key areas of expertise for each of our director nominees. The Company believes that our director composition provides relevant experience, knowledge and diversity.

	Operational Strategy Development and Risk Management	Real Estate	Self- Storage	Financial Literacy	Finance and Capital Markets	Corporate Governance and Compensation	Public Company Executive	Public Company Board*

Mark G. Barberio	X	X		X	X	X	X	X

Stephen R. Rusmisel	X			X	X	X

Arthur L. Havener, Jr.	X	X	X	X	X	X		X

Carol Hansell	X			X		X		X

Charles E. Lannon	X	X	X	X		X

Edward J. Pettinella	X	X		X	X	X	X	X

Dana Hamilton	X	X		X	X	X	X	X

David L. Rogers	X	X	X	X	X		X

Joseph V. Saffire	X	X	X	X	X		X

* Other than the Company.

Set forth below is a brief description of the business experience during the last five years of each of our nominees for election as directors. This description also includes the principal occupation of, and directorships held by, each director for at least the past five years, as well as the specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve as a member of the Board of Directors.

Life Storage, Inc. 2019 Proxy Statement

Mark G. Barberio Age: 56 Director Independent: Yes Buffalo, New York

Experience & Qualifications:

Mr. Barberio is and has been principal of Markapital, LLC since 2013. Markapital, LLC is a business and M&A consulting firm. Prior to forming Markapital, LLC, Mr. Barberio was employed by Mark IV, LLC (now Dayco, LLC), a global diversified manufacturing company, from 1985 to 2013. He served in a variety of positions at Mark IV, including as Co-Chief Executive Officer from 2009 to 2013 and Chief Financial Officer from 2004 to 2013. Mr. Barberio also serves on the board of directors of Gibraltar Industries, Inc., a leading manufacturer and distributer of building products. His is also a member of the board of directors of Exide Technologies, a privately held global battery manufacturer and distributor. From July 2017 to April 2018, he served on the board of directors of Paragon Offshore Limited, an oil and gas drilling company. As a result of Mr. Barberio’s chief executive officer, chief financial officer and board experience, he brings to the Board over 25 years of well-grounded knowledge in strategy development, finance, operational oversight, real estate, capital markets and investor relations. His diverse background and significant business experience allow him to provide leadership as the Company’s non-executive Chair of the Board.

Director Since: 2015

Joseph V. Saffire Age: 49 CEO and Director Independent: No Buffalo, New York

Experience & Qualifications:

Mr. Saffire was appointed as Chief Executive Officer of the Company effective March 1, 2019. Before assuming his role as Chief Executive Officer, Mr. Saffire served as the Company’s Chief Investment Officer from November 2017 to February 2019. Prior to joining the Company, Mr. Saffire served as Executive Vice President and Head of Commercial Banking of First Niagara Bank from April 2014 to September 2016 and served as an Executive Vice President and Head of Global Banking for Europe, the Middle East and Africa of Wells Fargo Bank from 2012 to March 2014. Prior to 2012, Mr. Saffire served in various management capacities for over 20 years with HSBC Bank plc., including serving as Chief Operating Officer and Head of International Corporate and Commercial Banking in Germany from 2010 to 2012 and Executive Vice President and Regional President – Corporate and Commercial Banking in the United States from 2007 to 2010. As the Chief Executive Officer of the Company, he brings to the Board of Directors intimate knowledge of the Company and experience in finance, real estate and investor relations. He also is a key contributor in the development and execution of the Company’s business strategy and provides expertise related to the Company’s business.

Director Since: 2019

Life Storage, Inc. 2019 Proxy Statement

Charles E. Lannon Age: 71 Director Independent: Yes Buffalo, New York

Experience & Qualifications:

Mr. Lannon is and has been the President of Strategic Advisory, a consulting firm, since 1995. Strategic Advisory provides consulting and advisory services to companies seeking capital, transactional and financial guidance. Also, since 1995 he has served as an officer and board member of several non-public companies. In 1995, he co-founded Northtowns Imaging, Inc., a medical diagnostic imaging company, that was sold in 1999. From 2009 to 2015 Mr. Lannon was Vice Chairman of the Board of Kinex Pharmaceuticals LLC, a cancer drug pharmaceutical company, which changed its name to Athenex, Inc. and began publicly trading in 2017. Since 2013 he has served on the board of Royal Oak Realty Trust Inc., a private REIT, where he currently is the lead independent director and serves on various committees. Prior to 1995, Mr. Lannon was involved in the self-storage industry for over 10 years. Such collected experience allows him to provide the Board of Directors with significant assistance related to investor relations, marketing, strategic and transactional matters. He also has an excellent understanding of corporate governance trends and the role of a board of directors which enables him to well serve the Company as member of various Board committees.

Director Since: 1995

Stephen R. Rusmisel Age: 73 Director Independent: Yes Bedminster, New Jersey

Experience & Qualifications:

Mr. Rusmisel was a partner of the law firm of Pillsbury, Winthrop, Shaw, Pittman LLC (and its predecessor firm, Winthrop, Stimson, Putnam & Roberts) from January 1, 1980 to January 31, 2016. During his more than 45 years as an attorney, he counseled clients in general corporate, securities and business matters with an emphasis on mergers and acquisitions. He also provided advice to audit committees of public companies, and he has made numerous presentations to the boards of directors of public companies regarding board fiduciary duties, corporate governance matters, risk management and transactional matters. He has frequently lectured and published numerous articles on corporate governance and transactional issues. As a result of Mr. Rusmisel’s experience, he brings to the Company well-grounded expertise in corporate governance, accounting, finance and enterprise risk management.

Director Since: 2012

Life Storage, Inc. 2019 Proxy Statement

Arthur L. Havener, Jr. Age: 52 Director Independent: Yes St. Louis, Missouri

Experience & Qualifications:

Mr. Havener is and has been principal of Stampede Capital LLC, a real estate advisory and investment firm, since 2007. Prior to forming Stampede Capital LLC, he was a Vice President of A.G. Edwards and Sons Inc., and Head of Real Estate Research from 2002 to 2007. From 2007 to 2009 Mr. Havener served on the board of directors of MDC North American Real Estate Fund I, a private real estate equity fund. Mr. Havener also serves as Lead Trustee of Boardwalk REIT, a Canadian Real Estate Investment Trust traded on the Toronto Stock Exchange. Effective March 1, 2019, Mr. Havener was elected to the board of directors of Nobility Homes, Inc., a builder and retailer of manufactured homes in the state of Florida. Mr. Havener also has previously served as an Alderman and Chair of the Finance Committee in the municipality of Sunset Hills, Missouri. As a result of Mr. Havener’s experience, he brings to the Board significant experience in real estate investment, corporate governance, private equity, capital markets, and REIT strategy.

Director Since: 2015

Carol Hansell Age: 61 Director Independent: Yes Toronto, Ontario

Experience & Qualifications:

Ms. Hansell is and has been the senior partner of Hansell LLP and a principal of Hansell McLaughlin Advisory since 2013. Prior to founding these firms, Ms. Hansell was a senior partner at the law firm of Davies Ward Phillips & Vineberg LLP from 1994 to 2013. She has significant experience advising both public and private companies on complex corporate governance and legal matters. Ms. Hansell has served on boards of organizations across a variety of sectors including public companies, government owned enterprises, and financial institutions, as well as hospitals, arts organizations and other not-for-profit entities. She currently serves on the boards of Munich Reinsurance Company of Canada and the American College of Governance Counsel. She is the Chair of the Business Law Modernization and Burden Reduction Council and the Chair of the nominating committee of the International Corporate Governance Network. Ms. Hansell brings over 30 years of governance, government relations, legal and communications experience to the Company’s Board.

Director Since: 2017

Life Storage, Inc. 2019 Proxy Statement

Dana Hamilton Age: 50 Director Independent: Yes Santa Fe, New Mexico

Experience & Qualifications:

Ms. Hamilton has been a senior managing director and head of real estate at Pretium Partners, LLC since April 2017. Ms. Hamilton is also the co-founder of Ameriton LLC, a real estate company, and has served as its President since October 2014. From October 2013 to October 2014, she served as President and Chief Executive Officer, and trustee, of Borderplex Community Trust. Prior thereto, Ms. Hamilton spent 20 years at Archstone, one of the largest apartment companies in the US and Europe, where she held roles as President – Europe and Executive Vice-President – National Operations during her tenure. Ms. Hamilton previously served as a director of FelCor Lodging Trust Incorporated, a real estate investment trust, from April 2016 until September 2017, when the company was merged with RLJ Lodging Trust. Ms. Hamilton has extensive experience in investment and operations across multiple real estate verticals, in particular the multifamily and single-family rental industries. Ms. Hamilton brings to the Board significant financial, transactional and asset management expertise; and extensive leadership and general management expertise.

Director Since: 2018

Edward J. Pettinella Age: 67 Director Independent: Yes Rochester, New York

Experience & Qualifications:

Mr. Pettinella was the Chief Executive Officer and a director of Home Properties Inc., a publicly traded REIT, from 2003 to 2015. He served Home Properties Inc. as an Executive Vice President and director from 2001 to 2003. From 1997 to 2001, he served as President of Charter One Bank of New York and Executive Vice President of Charter One Financial, Inc., and from 1980 through 1997, he served in several managerial capacities for Rochester Community Savings Bank. Mr. Pettinella presently is a member of the board of directors of Manning & Napier, Inc., a publicly traded investment management firm, where he serves as Chair of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees. He serves on the board of Royal Oak Realty Trust Inc., a private REIT focused on acquiring net leased industrial and office properties. He is also a member of the Syracuse University Board of Trustees. He was previously on the board of the National Multi Housing Council (NMHC), the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) and a council member of the Urban Land Institute (ULI). He brings to the Board his experience as a Chief Executive Officer and director of a REIT, and his experience in corporate finance and public company operations.

Director Since: 2018

Life Storage, Inc. 2019 Proxy Statement

David L. Rogers Age: 63 Director Independent: No Buffalo, New York

Experience & Qualifications:

Mr. Rogers, a co-founder of the Company, retired as the Company’s Chief Executive Officer on February 28, 2019, a position that he had held since March 2012. Before assuming his role as Chief Executive Officer, Mr. Rogers served as the Company’s Chief Financial Officer and Secretary from 1995 to February 2012, Vice President of Finance of the

Company’s predecessor from 1988 to 1995 and Controller and Due Diligence Officer of such predecessor from 1984 to 1988. Prior to joining the Company, Mr. Rogers spent seven years as an accountant and systems analyst in both the public and private sectors. Mr. Rogers has served on the board of directors of Catholic Health Systems as well as other not-for-profit entities. He served on the Board of Advisors of the National Association of Real Estate Trusts (“NAREIT”) through December 31, 2018 and has been a regular presenter at national and regional meetings of the Self Storage Association. Mr. Rogers brings to the Board his intimate knowledge of the Company through his past experience as the Company’s Chief Executive Officer.

Director Since: 2018

THE BOARD OF DIRECTORS RECOMMENDS A

VOTE “FOR” THE ELECTION OF THE NOMINEES

NAMED ABOVE

Life Storage, Inc. 2019 Proxy Statement

Corporate Governance Highlights

Proposed Board Composition

DIRECTOR TENURE	DIRECTOR AGE

INDEPENDENT DIRECTORS	DIVERSITY

Corporate Responsibility

The Company’s corporate responsibility is deeply rooted in our core values: teamwork, respect, accountability, integrity and innovation. The Company approaches initiatives, programs, practices and policies with a view toward risk management and with consideration of the impact on its customers, team members, communities and Shareholders.

Life Storage, Inc. 2019 Proxy Statement

Environmental

Environmental stewardship is a key element of the Company’s corporate responsibility. In addition to reducing the environmental impact of its stores, the Company’s environmental practices are designed to mitigate the risk of rising energy costs. Highlights include:

•	Since 2017, all new lighting systems installed are equipped with LED bulbs.

•	Motion sensors are installed in storage corridors to reduce electricity use.

•	Astronomical timers are used in signage to limit illumination based on specific sunrise and sunset times.

•	Several solar arrays have been installed at Company properties and the Company continues to evaluate additional array opportunities.

•

The Company has moved toward cool roof technology, including by using aluminum-zinc alloy coatings on standing seam metal roofs and installation of white or grey reflective coatings coupled with polyurethane foam roof systems to reduce energy load on air conditioning units.

•

When new central air conditioning systems are installed, they meet Seasonal Energy Efficiency Ratios (SEER) of at least 13 and temperature and humidity levels are set and monitored to find the best balance between energy usage and a comfortable environment.

•	Significant progress has been achieved toward reducing paper documents, such as customer leases, communications and contractor proposals, through more efficient technology platforms.

To further its commitment to environmental sustainability, the Company has become a USGBC® Silver member to remain informed on the latest green building practices.

Social

Team Members

The Company employs nearly 2,000 team members and recognizes that these team members are the foundation of our engagement with all stakeholders. Attracting and retaining high quality team members with competitive benefits, policies and programs including health and wellness, training and development, rewards and recognition, along with an inclusive culture are key elements of the Company’s people strategy to mitigate employee attrition risk. Highlights include:

•

New store team members receive seven weeks of formal training in their first year to ensure they have the foundation to be successful in their roles and provide our customers with a high-quality experience. All employees have access to a comprehensive online training tool that provides access to everything from job specific training to compliance and soft skill training.

Life Storage, Inc. 2019 Proxy Statement

•	An Emerging Leaders Development program to identify, mentor, train and promote future leaders.

•	Roughly 60% of team members and managers are women, as are two of the Company’s Directors.

•	The Company achieved an 80% engagement score in 2018 based upon a survey of our team members and believes those results reflect both our culture and the programs available to our team.

Customers

Attracting and retaining customers is fundamental to driving shareholder value, and the Company is committed to providing positive customer experiences. The Company’s team members were recently honored with Newsweek’s 2019 “America’s Best Customer Service” award based upon survey results of retailers and service providers from 141 categories, including storage centers. The Company believes that this award is a testament to the commitment of all the Company’s team members, whether they are working in the field, the call center or the home office.

Communities

The Company’s team members are instrumental in the Company’s community engagement. Life Storage and its team members donate to 501(c)(3) charitable organizations and the Company promotes community volunteerism, including by providing paid time off for team members working at Company-sponsored events that take place during business hours.

Governance

The Company is committed to maintaining high governance standards. Highlights include:

•	Annual election of directors

•	Seventy-eight percent of directors are independent; 100% are standing for election

•	Risk oversight by full Board and Committees

•	Stock ownership requirements for executives and Directors

•	Anti-hedging, anti-short-sale and anti-pledging policies

•	Separate chair and CEO roles (since May 2018)

•	Regular executive sessions of non-employee Directors

•	Annual Board and Committee self-evaluations

•	Compensation recovery/clawback policies

Life Storage, Inc. 2019 Proxy Statement

•	Corporate governance principles

•	No poison pill

•	Annual advisory approval of executive compensation

•	Stockholder ability to call special meetings

•	Simple majority vote to amend by-laws

Director Independence

The Board of Directors has reviewed all transactions or relationships between each director, director nominee, or any member of his or her immediate family and the Company, its senior management and its independent registered public accounting firm. Based on this review and as required by the independence standards of the New York Stock Exchange (“NYSE”), the Board of Directors has affirmatively determined that all directors, other than Messrs. Rogers and Saffire, are independent from management and its independent registered public accounting firm within the meaning of the NYSE listing standards and as defined in the rules and regulations of the Securities and Exchange Commission (“SEC”). There were no transactions, relationships or arrangements with any director or director nominee determined to be independent that were required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities and Exchange Act of 1934 that the Board of Directors considered as part of such review.

Life Storage, Inc. 2019 Proxy Statement

Meetings Of The Board Of Directors And Board Committees

2018 Attendance at Board and Committee Meetings.

Effective as of May 31, 2018, the date of the Company’s 2018 Annual Meeting of Shareholders, the Board reconstituted the membership of the committees of the Board. In addition, Mr. Rogers, Ms. Hamilton and Mr. Pettinella were appointed to the Board on March 20, 2018. The chart below sets forth director attendance at Board and Committee Meetings in 2018 based upon each respective director’s term on the Board and each Committee.

	Board Meetings		Committee Meetings			Total Rate of Attendance
Name	Regular	Special	Audit	Comp	N&G	Board	Committee
Mark G. Barberio (2)	5/5	4/4	3/3	3/3	2/2	100%	100%
Carol Hansell (2)	5/5	4/4	n/a	1/1	2/2	100%	100%
Dana Hamilton (1)(2)	4/4	1/1	2/2	1/1	n/a	100%	100%
Arthur L. Havener Jr. (2)	5/5	4/4	5/5	2/2	2/2	100%	100%
Charles E. Lannon (2)	5/5	4/4	5/5	1/1	1/1	100%	100%
Edward J. Pettinella (1)(2)	4/4	1/1	2/2	n/a	1/1	100%	100%
David L. Rogers (1)	4/4	1/1	n/a	n/a	n/a	100%	n/a
Stephen R. Rusmisel (2)	5/5	4/4	5/5	3/3	1/1	100%	100%

(1)    Mr. Rogers, Ms. Hamilton, and Mr. Pettinella were appointed to the Board of Directors on March 20, 2018. Also on March 20, 2018, Ms. Hamilton was appointed to the Audit Committee and Mr. Pettinella was appointed to the Nominating and Governance Committee. Mr. Saffire was appointed to the Board of Directors on March 14, 2019.

(2)    As a result of the restructuring of the Committees, the following changes were made effective May 31, 2018: Mr. Barberio no longer serves as a member of the Audit Committee; Ms. Hansell was appointed to the Compensation Committee; Ms. Hamilton was appointed to the Compensation Committee; Mr. Havener no longer serves as a member of the Compensation Committee; Mr. Lannon was appointed to the Compensation Committee and no longer serves as a member of the Nominating and Governance Committee; Mr. Pettinella was appointed to the Audit Committee; and Mr. Rusmisel no longer serves as a member of the Nominating and Governance Committee.

Board of Directors.

The Board of Directors held nine meetings during the fiscal year ended December 31, 2018. Each director attended 100% of the total number of meetings held by the Board of Directors during such director’s tenure on the Board and all committees on which he or she served. Our non-employee directors meet in executive session in conjunction with regularly scheduled meetings of the Board of Directors at least twice per year and on

Life Storage, Inc. 2019 Proxy Statement

other occasions, as necessary, in accordance with the Company’s Corporate Governance Principles. Effective May 31, 2018, the Board of Directors designated Mark G. Barberio as non-executive Chair of the Board and he has presided at meetings of the Company’s directors.

The Company’s policy is that all directors should attend the Annual Meeting of Shareholders absent a good reason. With the exception of one director who was excused for good reason, all directors who were then on the Board of Directors attended the 2018 Annual Meeting of Shareholders.

The Board of Directors has three committees with the principal functions described below. The charter of each committee is posted on the Company’s website at www.lifestorage.com. A copy of each charter is available in print to any Shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, attention Andrew J. Gregoire, Secretary, or by telephone (716) 633-1850.

Audit Committee.

The Audit Committee is composed of Messrs. Havener, Rusmisel, Lannon, Pettinella, and Ms. Hamilton. Ms. Hamilton and Mr. Pettinella were added to the Audit Committee on May 31, 2018. Mr. Havener serves as Chair. The Audit Committee is established to oversee the accounting and financial reporting processes and audits of the financial statements of the Company. The Audit Committee assists the Board of Directors in oversight of the quality and integrity of the Company’s financial statements, the financial reporting process, the systems of internal accounting and financial controls, the performance of the Company’s internal audit function and internal auditors, the independent auditor’s qualifications and independence, and compliance with ethics policies and legal and regulatory requirements.

The Audit Committee is composed entirely of independent directors within the meaning of applicable NYSE listing standards and rules and regulations of the SEC. Each member must be “financially literate” under NYSE listing standards, or become financially literate within a reasonable period of time after appointment. The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an “Audit Committee Financial Expert” serving on its audit committee. The Board of Directors has determined that all members of the Audit Committee are financially literate. The Board of Directors has also determined that Mr. Havener meets the definition of a “financial expert.”

The Audit Committee’s duties are set forth in its charter, which can be found on the Company’s web site at www.lifestorage.com. Additional information regarding the Audit Committee and the Company’s independent registered public accounting firm is disclosed in the Report of the Audit Committee below. The Audit Committee held five meetings during the fiscal year ended December 31, 2018. The Audit Committee meets regularly in private session with the Company’s independent registered public accounting firm.

Compensation Committee.

The Compensation Committee is composed of Messrs. Rusmisel, Lannon and Barberio and Mses. Hamilton and Hansell, each of whom is independent within the meaning of

Life Storage, Inc. 2019 Proxy Statement

applicable NYSE listing standards. Mr. Rusmisel serves as Chair. The Compensation Committee makes decisions with respect to compensation of the executive officers of the Company (the “Executive Officers”), reviews and recommends to the full Board of Directors director compensation levels and programs and administers the Company’s Award and Option Plans.

The Compensation Committee met three times during 2018. Compensation Committee agendas are established by the Committee Chair, and the Compensation Committee deliberates and takes action only in executive session. The Compensation Committee’s charter does not permit delegation of its responsibilities or authority to others. Pursuant to its charter, the Compensation Committee has the authority to engage advisors, including compensation consultants. The Compensation Committee has engaged Longnecker & Associates as an independent consultant to assist in evaluating compensation for the Executive Officers and executive compensation programs generally. The consultant reports directly to the Compensation Committee and does not perform services for management.

On occasion, at the request and direction of the Compensation Committee, the consultant will review compensation levels recommended by the Executive Officers for other senior managers. The consultant advises the Compensation Committee with respect to compensation trends and best practices, plan design, reasonableness of individual compensation awards and general comparability with other publicly traded companies and companies in the real estate investment trust (“REIT”) industry. In accordance with the Compensation Committee’s policy on assessing advisor independence, the Compensation Committee has determined that there were no conflicts of interest or issues related to independence that would impact the advice to the Compensation Committee from Longnecker & Associates and the representatives of Longnecker & Associates who advise the Compensation Committee.

The Executive Officers do not participate in deliberations of the Compensation Committee. The Executive Officers, at the Compensation Committee’s request, prepare performance and operational data and financial and other information to assist the Compensation Committee in reaching its compensation determinations.

The functions of the Compensation Committee are further described below under the caption “Executive Compensation” and in its charter, which can be found on the Company’s web site at www.lifestorage.com.

Nominating and Governance Committee.

The Nominating and Governance Committee of the Board of Directors serves as the Company’s nominating committee. The Nominating and Governance Committee is composed of Ms. Hansell and Messrs. Havener, Barberio and Pettinella, each of whom is independent within the meaning of applicable NYSE listing standards. Ms. Hansell serves as Chair. The Nominating and Governance Committee’s functions are set forth in its charter, which can be found on the Company’s website at www.lifestorage.com, and include assisting the Board of Directors by identifying individuals qualified to become Board members and recommending director nominees for the Annual Meeting of Shareholders, recommending to the Board the Corporate Governance Principles applicable to the Company, leading the Board of Directors in its annual review of the Board’s

Life Storage, Inc. 2019 Proxy Statement

performance, and recommending the Board of Directors’ director nominees for each committee. The Nominating and Governance Committee must annually review the adequacy of its charter and its own performance.

Since the 2018 Annual Meeting of Shareholders of the Company, Mr. Saffire was appointed as its Chief Executive Officer. The Board determined that the addition of Mr. Saffire to the Board would further enhance the skills, perspectives and expertise available to the Company as a result of his intimate knowledge of the Company and his role as Chief Executive Officer. As such, Mr. Saffire was appointed to the Board of Directors on March 14, 2019. At the time of appointment of Mr. Saffire to the Board, the size of the Board was increased from eight to nine.

In identifying and evaluating the individual director nominees that it recommends to the Board of Directors, the Nominating and Governance Committee utilizes the following process: (i) the Nominating and Governance Committee reviews the qualifications of any candidates who have been properly recommended or nominated by the Shareholders, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Nominating and Governance Committee determines, a search firm; (ii) the Nominating and Governance Committee evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election; (iii) the Nominating and Governance Committee considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors; (iv) the Nominating and Governance Committee considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole; and (v) the Nominating and Governance Committee seeks assurances from each candidate that such candidate will be readily available and timely respond to Board matters. After such review and consideration, the Nominating and Governance Committee recommends that the Board of Directors select the slate of director nominees.

The Nominating and Governance Committee does not have an express policy with regard to consideration of director candidates recommended by Shareholders, but it will consider director candidates proposed by Shareholders in the same manner as it considers other candidates. The Board of Directors does not believe that it is necessary to have a policy regarding the consideration of director candidates recommended by Shareholders due to the infrequency of such recommendations. The Board of Directors and the Nominating and Governance Committee believe that candidates must be highly qualified, exhibiting the experience and expertise required of the Board of Directors’ own pool of candidates and interest in the Company’s businesses, and also the ability to attend and prepare for Board of Directors, committee and Shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board of Directors. Candidates should represent the interests of all Shareholders and not those of a special interest group. A Shareholder wishing to nominate a candidate should do so in accordance with the guidelines set forth below under the caption “Proposals of Shareholders for the 2020 Annual Meeting.” Two meetings of the Nominating and Governance Committee were held during 2018.

While the Nominating and Governance Committee does not have a written policy regarding diversity in identifying director candidates, the Nominating and Governance Committee considers diversity in its search for the best candidates to serve on the Board

Life Storage, Inc. 2019 Proxy Statement

of Directors. Generally, the Nominating and Governance Committee looks to incorporate diversity into the Board of Directors through a number of demographics, skills, experiences (including operational experience), and perspectives, all with a view to identify candidates that can assist the Board of Directors with its decision making. The Nominating and Governance Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business; (ii) diversity of perspectives, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is active, collegial and responsive to the needs of the Company. In addition, the Nominating and Governance Committee recognizes the importance of diversity of race and gender on the Board of Directors consistent with its fiduciary duties. The Board has taken this into consideration in establishing the list of nominees and will continue to do so in the future.

The Company does not have a mandatory retirement age for directors as the Company believes that the composition of the Board should include not only appropriate experience and expertise, but also take into account the need for differing perspectives. As a result, the composition of the Board has evolved over time. The nominees for the Board as a whole reflect this balance. Seven of the nine nominees have served on the Board for less than five years and only one director has service on the Board of more than 10 years.

Corporate Governance

Corporate Governance Guidelines.

The Board of Directors has adopted Corporate Governance Principles which comply with NYSE listing standards. These principles require, among other things, that a majority of directors on the Board of Directors meet the criteria for independence defined by the NYSE. The Company meets this independence standard. From time to time, the Board of Directors may revise the Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of the Company’s Shareholders and other constituencies. The Corporate Governance Principles are published on the Company’s website at www.lifestorage.com. A printed copy of the Corporate Governance Principles will be provided to any Shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

Code of Ethics and Code of Ethics for Senior Financial Officers and Directors.

All of the Company’s directors and employees, including the Executive Officers, are required to comply with the Company’s Code of Ethics to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Company also has a Code of Ethics for Senior Financial Officers applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, each of whom is also bound by the provisions set forth in the Code of Ethics relating to ethical conduct, conflicts of interest and compliance with the law. The Code of Ethics and Code of Ethics for Senior Financial Officers are published on the Company’s web site at www.lifestorage.com. The Company intends to disclose any changes in or waivers of its Code of Ethics and Code of Ethics for Senior Financial Officers by posting such information on the Company’s website. A printed copy of the Code of

Life Storage, Inc. 2019 Proxy Statement

Ethics and the Code of Ethics for Senior Financial Officers will be provided to any Shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

Policies and Procedures Regarding Related Party Transactions.

The Company has established written conflict of interest policies, which are included in the Company’s Code of Ethics, to which all directors, Executive Officers and key employees are subject. These persons are required to disclose to the Company’s Chief Compliance Officer (or, in the event such person is a director or Executive Officer, to the Chair of the Audit Committee) in writing each outside relationship, activity and interest that creates a potential conflict of interest, including transactions or arrangements potentially disclosable pursuant to applicable rules of the SEC. The Audit Committee will review any transaction involving a director or officer that may create a conflict of interest and either approve or reject the transaction or refer the transaction to the full Board or other appropriate committee in its discretion. All directors, Executive Officers and other key employees are required to disclose in writing each year whether they are personally in compliance with such policy. In addition, each director and Executive Officer is required to complete an annual questionnaire which calls for disclosure of any transactions in which the Company is or is to be a participant, on the one hand, and in which such director or Executive Officer or any member of his or her family has a direct or indirect material interest, on the other. The Board of Directors is of the opinion that these procedures are sufficient to allow for the review, approval or ratification of any transactions with related persons that would be required to be disclosed under applicable SEC rules.

Complaint Procedure; Communications with Directors.

The Sarbanes-Oxley Act of 2002 requires public companies to maintain procedures to receive, retain and respond to complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has such procedures in place. Any employee of the Company may report concerns regarding these matters in the manner specified in the Company’s Employee Complaint Procedures for Accounting and Auditing Matters, which is published on the Company’s web site at www.lifestorage.com. A printed copy of the Company’s Employee Complaint Procedures for Accounting and Auditing Matters will be provided to any Shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

The Board of Directors has also established a process for Shareholders or other interested parties to send communications to the Company’s independent directors. Shareholders or other interested parties may communicate with the Board of Directors by calling (716) 633-1850 ext. 6144 or by writing to the Company’s Secretary. Communications sent to the Company addressed to the Board of Directors by these methods will be screened by the Secretary for appropriateness before either forwarding or notifying the independent directors of receipt of a communication.

Board Leadership Structure.

Mark G. Barberio serves as the Company’s non-executive Chair of the Board. Mr. Barberio’s extensive qualifications include responsibility for strategy, executive

Life Storage, Inc. 2019 Proxy Statement

management, operations, finance, real estate, investor relations and business development. He has experience as a director, chief executive officer, chief financial officer, and as a board committee chair with other large companies. The Company believes that having a Chair of the Board who is not an executive officer of the Company is the appropriate leadership structure for the Company at this time as it allows the Executive Officers of the Company to focus on day-to-day business while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

Board Orientation, Education and Self-Assessment.

Each independent director, upon initial election to the Board, undergoes a rigorous orientation wherein such director meets all of the members of senior management, and attends presentations concerning the Company’s core disciplines, including marketing, sales, revenue management, acquisition and due diligence procedures, security and controls.

In addition to new director orientation, our directors regularly participate in continuing education to maintain the skills necessary to perform their duties and responsibilities and to keep abreast of industry trends, legal and regulatory developments and corporate governance practices. These include participation in NAREIT and other conferences, various presentations by outside advisors and consultants at board meetings and retreats, regular discussions with management and the opportunity to attend various external board education programs and membership in the National Association of Corporate Directors.

The Board of Directors performs an evaluation of its performance at least annually to determine whether it is functioning effectively. Each Board committee also performs an annual evaluation of its performance.

The Role of the Board of Directors in the Company’s Risk Oversight Process.

The Company’s Board of Directors is responsible for overseeing the Company’s risk management processes and enterprise risk management. Certain areas of this responsibility have been delegated by the Board of Directors to the Audit Committee, the Compensation Committee and Nominating and Governance Committee, each with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight. The Audit Committee oversees risks related to internal controls and procedures, and oversees risks related to conflicts of interest and code of ethics matters. The Compensation Committee oversees risks related to compensation practices. The Nominating and Governance Committee oversees risks related to governance matters. The full Board of Directors has primary responsibility for evaluating strategic and operational risk management, succession planning and cybersecurity risks. The Board receives regular updates from management on operational, cybersecurity and other risks facing the Company. The Board committees and the full Board of Directors focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by the Company are consistent with the Board of Directors’ objectives. While the Board of Directors oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. The Company believes this division of responsibilities is the most effective approach for addressing the risks facing the Company.

Life Storage, Inc. 2019 Proxy Statement

Board of Directors Committee Memberships.

Assuming election of all the nominees to the Board, the structure of the Audit Committee, Compensation Committee and Nominating and Governance Committee will remain as follows:

	Audit	Compensation	Nominating and Governance
Mark G. Barberio		X	X
Stephen R. Rusmisel	X	C
Arthur L. Havener, Jr.	C		X
Carol Hansell		X	C
Charles E. Lannon	X	X
Edward J. Pettinella	X		X
Dana Hamilton	X	X
C = Committee Chair X = Committee Member

Compensation Risk Assessment.

With respect to compensation risk, the Compensation Committee has considered the Company’s compensation policies and practices and has concluded that they are not reasonably likely to have a material adverse effect on the Company.

Director Compensation

The table below summarizes the compensation paid by the Company to directors who are not officers or employees of the Company (“Outside Directors”) for the year ended December 31, 2018. Directors who are not Outside Directors are not paid any compensation for their service as directors. Mr. Rogers retired as the Company’s Chief Executive Officer on February 28, 2019 and therefore was not paid any compensation for his service as a director in 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Charles E. Lannon	$101,125	$52,000	-	$17,842	$170,967
Stephen R. Rusmisel	$156,750	$52,000	-	$17,842	$226,592
Arthur L. Havener, Jr.	$106,750	$52,000	-	$17,842	$176,592
Mark G. Barberio	$184,875	$52,000	-	$17,842	$254,717
Carol Hansell	$101,125	$52,000	-	$13,382	$166,507
Dana Hamilton(4)	$103,411	$61,904	-	$13,382	$178,697
Edward J. Pettinella(4)	$100,583	$61,904	-	$13,382	$175,869

(1)

On May 31, 2018, each Outside Director was granted 563 shares of restricted stock. Ms. Hamilton and Mr. Pettinella were also each granted 121 shares of restricted stock in March 2018, upon their initial appointments to the Board, for a total of 684 shares granted to each in 2018. Ms. Hamilton and Mr. Pettinella each vested in 121 shares of restricted stock in May 2018. The

Life Storage, Inc. 2019 Proxy Statement

remaining shares of restricted stock issued to the Outside Directors will vest in full on May 31, 2019 provided the director remains in office. The amount disclosed in the “Stock Awards” column represents the aggregate grant date fair value of such shares computed in accordance with FASB ASC Topic 718. See Notes 2 and 9 to the Company’s financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of assumptions used to value the restricted stock awards.

(2)

In 2016, the Board of Directors eliminated stock option grants as a component of Board compensation. Thus, stock option grants have not been made to the Outside Directors since 2015. All Outside Directors’ stock options issued in previous years are currently exercisable. Information regarding the stock option awards outstanding as of December 31, 2018 are shown below:

Name	Grant Date	Expiration Date	Number of Shares
Charles E. Lannon	5/21/2015	5/21/2025	2,000
Stephen R. Rusmisel	5/23/2012	5/23/2022	3,500
	5/22/2013	5/22/2023	2,000
	5/22/2014	5/22/2024	2,000
	5/21/2015	5/21/2025	2,000
Arthur L. Havener, Jr.	5/21/2015	5/21/2025	3,500
Mark G. Barberio	5/21/2015	5/21/2025	3,500

(3)	Represents the portion of health insurance premiums paid by the Company and amounts paid to certain directors in lieu of such premiums.

(4)	Ms. Hamilton and Mr. Pettinella were added to the Board on March 20, 2018.

Effective May 31, 2018, the Company pays its annual directors’ fees quarterly. The base annual director’s fee payable by the Company to each Outside Director is $100,000 ($25,000 quarterly). An annual fee of $50,000 ($12,500 quarterly) is payable to the non-executive Chair of the Board; an annual fee of $20,000 ($5,000 quarterly) is payable to the chair of the Audit Committee and $10,000 ($2,500 quarterly) is payable to each of the other members of such committee; an annual fee of $15,000 ($3,750 quarterly) is payable to the chair of the Compensation Committee and $7,500 ($1,875 quarterly) is payable to each of the other members of such committee; an annual fee of $10,000 ($2,500 quarterly) is payable to the chair of the Nominating and Governance Committee and $5,000 ($1,250 quarterly) is payable to each of the other members of such committee. Outside Directors are also paid a meeting fee of $1,000 for each special meeting of the Board of Directors attended. Meeting fees are not paid for regular meetings and committee meetings. In 2018, Messrs. Barberio and Rusmisel were each paid a fee of $50,000 for their service on a special committee of the Board which participated in negotiations with an investor, the investor’s counsel, the Company’s outside counsel, and a public relations firm. In addition, the Company will reimburse all directors for reasonable expenses incurred in attending meetings. Also, certain Outside Directors are provided health insurance coverage on the same terms and conditions as home office employees of the Company. Those Outside Directors who are not provided such health insurance coverage are provided a cash payment in lieu of health insurance coverage.

Life Storage, Inc. 2019 Proxy Statement

Under the Company’s Deferred Compensation Plan for Directors, an Outside Director may elect to have all or part of his or her director fees credited to a deferred compensation account in the form of units equivalent to shares of the Company’s Common Stock (“Units”). The number of Units credited is equal to the number of shares of Common Stock that could have been purchased using the closing price of Common Stock on the day immediately preceding the date on which the fees were payable. When the Company declares cash dividends on its Common Stock, additional Units are credited to the deferred compensation accounts based on the reinvestment of the dividend on the dividend record dates. Amounts credited to the deferred compensation accounts will be paid to directors in the form of shares of Common Stock, the number of which shares will equal the number of Units credited to the accounts.

The Company’s 2009 Outside Directors’ Stock Option and Award Plan provides that at the close of each annual Shareholders’ meeting each Outside Director is granted a number of shares of restricted stock equal to the base annual fee paid to such Outside Director multiplied by 0.8 and divided by the fair market value of a share of Common Stock on the date of grant. Any restricted stock granted vests one year following the date of grant based on continued service. In 2016, the Board of Directors amended the Company’s 2009 Outside Directors’ Stock Option and Award Plan to eliminate stock option grants as a component of Board compensation. Thus, stock options are no longer issued to Outside Directors.

Stock Ownership Guidelines for Directors

The Company has adopted stock ownership guidelines for its Outside Directors which require each of the Company’s Outside Directors to hold shares of Company common stock and deferred compensation units having an aggregate market value equal to three times the base annual fee paid to the Outside Directors. Directors have five years to meet this goal. The Company adopted these stock ownership guidelines as a means of requiring directors to hold equity and tie their interests to Shareholders’ interests. All directors have either met these guidelines or are still within the five-year period allowed to meet this guideline.

Life Storage, Inc. 2019 Proxy Statement

Stock Ownership by Directors and Executive Officers

The following table sets forth information concerning beneficial ownership of Common Stock as of April 2, 2019 for each current director, each of our named executive officers and for all current directors and Executive Officers as a group. Unless otherwise noted, to the best of the Company’s knowledge, each person has sole voting and investment power with respect to the shares listed.

Name	Shares of Common Stock Beneficially Owned at April 2, 2019 (1)(2)(3)	Percent of Common Stock Owned
Kenneth F. Myszka	174,021	*
Charles E. Lannon	139,079	*
Stephen R. Rusmisel	15,774	*
Arthur L. Havener, Jr.	10,826	*
Mark G. Barberio	10,027	*
Carol Hansell	912	*
Dana Hamilton	684	*
Edward J. Pettinella	684	*
David L. Rogers	110,000	*
Andrew J. Gregoire	55,224	*
Edward F. Killeen	28,498	*
Joseph V. Saffire	11,206	*

Directors and Executive Officers As a Group (11 persons)(4)	382,914	0.8%

*	Represents beneficial ownership of less than 1% of outstanding Common Stock on April 2, 2019.

(1)

Includes 2,000, 9,500, 3,500 and 3,500 shares of Common Stock that may be acquired by Messrs. Lannon, Rusmisel, Havener and Barberio, respectively, through the exercise, within 60 days, of options granted under the 2009 Outside Directors’ Stock Option and Award Plan.

(2)

Includes 22,763 shares of Common Stock issuable to Mr. Lannon in payment of amounts credited to his account under the Company’s Deferred Compensation Plan for Directors, within 60 days of his separation from service as a director of the Company.

(3)	Includes 9,956, 9,379, and 9,379 shares of restricted stock as to which Messrs. Saffire, Gregoire, and Killeen, respectively, have voting power but no investment power.

(4)

Does not include 174,021 shares owned by Mr. Myszka. Mr. Myszka retired as an executive officer of the Company on December 31, 2018 and did not seek reelection to the Company’s Board of Directors effective May 31, 2018.

Life Storage, Inc. 2019 Proxy Statement

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2018, with respect to equity compensation plans under which shares of the Company’s Common Stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by Shareholders:
2005 Award and Option Plan	4,500	$75.92	----
2015 Award and Option Plan (1)	131,362	$ ---	282,927
2009 Outside Directors’ Stock Option and Award Plan	18,500	$79.58	63,688
Deferred Compensation Plan for Directors (2)	22,520	N/A	21,618
Equity compensation plans not approved by Shareholders:	N/A	N/A	N/A

(1)     Includes the actual number of shares issued in January 2019 as part of the 2015 performance-based awards (14,738) and the maximum number of shares (116,624) that could be issued as part of 2016, 2017 and 2018 performance-based awards. The actual number of shares to be issued will be determined at the end of the three-year performance periods in 2019, 2020 and 2021. See Note 9 to the Company’s financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2018.

(2)     Under the Deferred Compensation Plan for Directors, non-employee directors may defer all or part of their directors’ fees that are otherwise payable in cash. Directors’ fees that are deferred under the plan will be credited to each director’s account under the plan in the form of Units. The number of Units credited is determined by dividing the amount of directors fees deferred by the closing price of the Company’s Common Stock on the New York Stock Exchange on the day immediately preceding the day upon which directors fees otherwise would be paid by the Company. A director is credited with additional Units for dividends on the shares of Common Stock represented by Units in such director’s account. A director may elect to receive the shares in a lump sum on a date specified by the director or in quarterly or annual installments over a specified period and commencing on a specified date.

Life Storage, Inc. 2019 Proxy Statement

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to all persons or groups known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock of the Company as of April 2, 2019.

Title of Class	Name and Address of Beneficial Owners	Amount of Common Stock Beneficially Owned as of April 2, 2019	Percent of Common Stock Owned

Common	The Vanguard Group, Inc. (1) 100 Vanguard Boulevard Malvern, PA 19355	7,304,313	15.7%

Common	Cohen & Steers, Inc. (2) 280 Park Avenue 10th Floor New York, NY 10017	6,857,416	14.7%

Common	BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	5,657,678	12.1%

Common	Massachusetts Financial Services Company (4) 111 Huntington Avenue Boston, MA 02199	3,155,646	6.8%

(1)

All information relating to The Vanguard Group, Inc. (“Vanguard”) is as of December 31, 2018 and is derived from Schedule 13G/A filed by it and other entities on February 12, 2019. According to Vanguard, of the 7,304,313 shares of the Company’s Common Stock owned by Vanguard, Vanguard has the sole power to vote or direct the vote with respect to 63,436 shares and shares voting power with respect to 52,459 shares. Vanguard has the sole power to dispose or direct the disposition of 7,233,782 shares of the Company’s Common Stock owned by Vanguard and shares disposition power with respect to 70,531 shares. The Company has not independently verified this information.

(2)

All information relating to Cohen & Steers, Inc. (“Cohen & Steers”) is as of December 31, 2018 and is derived from Schedule 13G/A filed by it and other entities on February 14, 2019. According to Cohen & Steers, of the 6,857,416 shares of the Company’s Common Stock owned by Cohen & Steers, Cohen & Steers has the sole power to vote or direct the vote with respect to 4,525,970 shares and does not share voting power with respect to any other shares. Cohen & Steers has the sole power to dispose or direct the disposition of all 6,857,416 shares of the Company’s Common Stock owned by Cohen & Steers. The Company has not independently verified this information.

Life Storage, Inc. 2019 Proxy Statement

(3)

All information relating to BlackRock, Inc. (“BlackRock”) is as of December 31, 2018 and is derived from Schedule 13G/A filed by it and other entities on January 31, 2019. According to BlackRock, of the 5,657,678 shares of the Company’s Common Stock owned by BlackRock, BlackRock has the sole power to vote or direct the vote with respect to 5,460,091 shares and does not share voting power with respect to any other shares. BlackRock has the sole power to dispose or direct the disposition of all 5,657,678 shares of the Company’s Common Stock owned by BlackRock. The Company has not independently verified this information.

(4)

All information relating to Massachusetts Financial Services Company (“MFS”) is as of December 31, 2018 and is derived from Schedule 13G filed by it and other entities on February 13, 2019. According to MFS, of the 3,155,646 shares of the Company’s Common Stock owned by MFS, MFS has the sole power to vote or direct the vote with respect to 2,929,493 shares and does not share voting power with respect to any other shares. MFS has the sole power to dispose or direct the disposition of all 3,155,646 shares of the Company’s Common Stock owned by MFS. The Company has not independently verified this information.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Directors, officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of information furnished to the Company and reports filed through the Company, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and greater-than-10% beneficial owners were complied with during 2018.

Life Storage, Inc. 2019 Proxy Statement

PROPOSAL 2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the Shareholders and based upon the recommendation of the Audit Committee, the Board of Directors has reappointed Ernst & Young LLP as its independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year. Fees billed to the Company for fiscal years 2018 and 2017 by Ernst & Young LLP were as follows:

	2018	2017

Audit Fees	$648,248	$679,028
Audit-Related Fees	–	–
Tax Fees	456,258	345,510
All Other Fees	2,175	2,110
TOTAL FEES	$1,106,681	$1,026,648

Audit fees include fees for the audit of the Company’s consolidated financial statements, interim reviews of the Company’s quarterly financial statements, and the audit of the Company’s internal controls over financial reporting. Included in audit fees for 2018 and 2017 are $70,896 and $150,000, respectively, related to the Company’s public bond offerings, common stock offerings and SEC comment letter responses. There were no audit-related fees paid to Ernst & Young LLP in 2017 or 2018. Tax fees include fees for services relating to tax return preparation, tax compliance, transaction tax due diligence, tax planning and tax advice.

The Audit Committee has adopted a policy that requires advance approval of the Audit Committee for all audit, audit-related, tax and other services to be provided by the independent registered public accounting firm to the Company. The Audit Committee has delegated to its Chair authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting. During 2018, all fees for audit services, all fees for audit-related services and all fees for tax services were approved under this policy.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast, provided a quorum is present at the meeting. For purposes of the vote on this proposal, abstentions and brokers non-votes will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Although Shareholder approval is not required, the Company desires to obtain from its Shareholders an indication of their approval of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019. Even if the appointment of Ernst & Young LLP is ratified,

Life Storage, Inc. 2019 Proxy Statement

the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine that such a change would be in the best interests of the Company and its Shareholders. If the Company’s Shareholders do not ratify this appointment, the Audit Committee may consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Life Storage, Inc. 2019 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for conducting independent audits of the Company’s financial statements and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and Ernst & Young LLP.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of internal controls and the effectiveness of the Company’s internal controls over financial reporting with management and Ernst & Young LLP. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also discussed with Ernst & Young LLP matters required to be discussed by applicable auditing standards. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP that firm’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Life Storage, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

ARTHUR L. HAVENER, JR., CHAIR

CHARLES E. LANNON

STEPHEN R. RUSMISEL

DANA HAMILTON

EDWARD J. PETTINELLA

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Life Storage, Inc. 2019 Proxy Statement

PROPOSAL 3. AMENDMENT TO BYLAWS

The Board of Directors is recommending that the Shareholders approve an amendment to the Company’s Bylaws to add an exclusive forum selection provision as new Article XI (the “Exclusive Forum Amendment”). Although under our Bylaws, the Board may generally amend the Bylaws without Shareholder approval, the Board believes that this is an important issue and that it should be consided by Shareholders.

The Exclusive Forum Amendment provides that, unless the Company consents to an alternative forum, the exclusive forum for specified legal actions in which the Company is involved will be in the Circuit Court of Baltimore City, Maryland, or if the Circuit Court does not have jurisdiction, the United States District Court for the District of Maryland sitting in Baltimore, Maryland. The specified actions include:

•	any Internal Corporate Claim, as such term is defined in Section 1-101(p) of the Maryland General Corporation Law (the “MGCL”), or any successor provision thereof;

•	any derivative action or proceeding brought on behalf of the Company;

•	any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the Shareholders of the Company;

•	any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the MGCL or the charter or Bylaws of the Company; and

•	any other action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine.

The Board believes that the Company and its Shareholders will benefit from having intra-corporate disputes litigated in Maryland, where the Company is incorporated and whose laws govern such disputes. The Exclusive Forum Amendment is intended to provide a streamlined, efficient and organized process for resolution of such disputes. The Exclusive Forum Amendment addresses plaintiff forum shopping and the related practice of filing parallel lawsuits in multiple jurisdictions. The MGCL specifically authorizes Maryland corporations to adopt exclusive forum provisions in their charters or Bylaws and the Board believes adoption of the Exclusive Forum Amendment is a good governance measure in light of the incidence of lawsuits and multi-forum litigation.

In determining whether to recommend approval of the Exclusive Forum Amendment, the Board considered a number of factors, including the following:

•	Litigating claims in a single court avoids unnecessarily redundant, inconvenient, costly and time-consuming litigation in multiple forums;

•

Multi-forum litigation often results in unproductive collateral proceedings in which plaintiffs’ lawyers vie with each other for lead attorney status, wasting additional time and corporate resources and distracting management;

Life Storage, Inc. 2019 Proxy Statement

•	Litigation in multiple forums may result in inconsistent judicial decisions, requiring still further proceedings to resolve;

•	Every suit in an additional forum increases the time required to resolve all related litigation;

•

Maryland is the state of incorporation of the Company and, under the internal affairs doctrine of corporate law, which has been recognized by the Supreme Court of the United States, Maryland law would apply to such litigation;

•

While federal and state courts may and do interpret and apply the laws of other jurisdictions, Maryland courts are authoritative on matters of Maryland law and Maryland judges generally have more experience in dealing with issues of Maryland corporate law than judges in any other state;

•	Maryland’s trial and appellate courts have generally reached well-reasoned results on matters of Maryland corporate law; and

•

In Maryland, either party to a lawsuit may request that the matter be referred to the Maryland Business and Technology Case Management Program, in which judges have received special training in business law issues, as well as strategies for efficiently managing cases involving such matters.

While the Board is aware that certain proxy advisors recommend against forum selection provisions, the Board believes this position fails to adequately take into account the prevalence of litigation generally and evidence of abuse of legal process in other jurisdictions or past harm from lawsuits. Lawsuits have often been filed in a state other than the defendant’s home state, or in multiple states, forcing one or more courts generally less familiar with the relevant laws to interpret and apply Maryland laws. The Board believes that it is in the best interest of Shareholders to take preventive measures before the Company and Shareholders are harmed by any such litigation. In addition, the Exclusive Forum Amendment is not being recommended by the Board in reaction to any specific litigation confronting the Company but is being recommended to prevent potential future harm to the Company and Shareholders in the context of the continuing review of the Company’s governance documents.

The text of the proposed Exclusive Forum Amendment is attached as Exhibit A to this proxy statement.

Approval of the Exclusive Forum Amendment requires the affirmative vote of a majority of the shares of Common Stock of the Company. For purposes of the vote, abstentions and broker non-votes will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE BYLAWS.

Life Storage, Inc. 2019 Proxy Statement

PROPOSAL 4. APPROVAL OF AMENDED

AND RESTATED 2009 OUTSIDE

DIRECTORS’ STOCK OPTION AND AWARD PLAN

The Board of Directors has adopted a resolution recommending that Shareholders consider and approve a proposal to amend and restate the Company’s 2009 Outside Directors’ Stock Option and Award Plan (the “Directors’ Plan”), which expires in accordance with its current terms on May 21, 2019, in order to extend the term of such Directors’ Plan by one year so that it expires on May 21, 2020, and to provide that the number of share available for additional awards during such one year period may not exceed 10,000. As part of its ongoing review of director compensation, the Board is in the process of reviewing the various components of such compensation, including the equity components. As such, the Board has determined that it is prudent at this time to extend the Directors’ Plan for one year in order to allow compensation of Outside Directors under the Directors’ Plan to continue without change of terms until completion of such review. It is expected that a new directors’ equity plan will be submitted for Shareholder approval at the Company’s 2020 annual Shareholders’ meeting.

The Director’s Plan was initially approved by the shareholders of the Company on May 21, 2009 and was amended on April 1, 2016 to eliminate further grants of stock options.

Under the Directors’ Plan, 150,000 shares of Common Stock were originally available for awards, awards for 86,312 shares have been granted since the initial approval of the plan, and 63,688 shares of Common Stock remain available for additional awards. As of April 2, 2019, 18,500 of the shares under the Directors’ Plan are reserved for issuance pursuant to outstanding stock option awards previously made under the Directors’ Plan. Pursuant to the amended and restated Directors’ Plan, the aggregate total number of shares available for awards from the date of initial approval of the Directors’ Plan (May 21, 2009) will be 96,312, and 10,000 shall be available for additional awards after May 21, 2019. Such numbers are subject to adjustments for stock dividends, stock splits and other events. Assuming all eight (8) Outside Directors nominated to the Board in this proxy statement are re-elected to the Board, and using $97.96 as the fair market value of the Common Stock (which is the closing price of the Common Stock on the New York Stock Exchange as of April 2, 2019), 6,536 total shares of restricted Common Stock would be issued to the Company’s Outside Directors’ upon close of the 2019 annual Shareholders’ meeting. Based upon such assumptions each Outside Director would be issued 817 shares of restricted Common Stock; such number of shares being the number of shares equal to the base annual fee payable to such director ($100,000), multiplied by 0.8 with such result ($80,000) being divided by the fair market value of a share of Common Stock ($97.96). The actual number of shares of to be issued at time of grant cannot be determined until the date of such grant. Except for the restricted stock awards to be made to such Outside Director’s upon close of the 2019 Annual Shareholders’ Meeting, such Outside Directors will not be granted any additional awards under the amended and restated Directors’ Plan thereafter; it being the expectation that a new Directors’ equity plan will be submitted for Shareholder approval at the Company’s 2020 Annual Shareholders’ Meeting.

Life Storage, Inc. 2019 Proxy Statement

The full text of the amended and restated Directors’ Plan is attached hereto as Exhibit B to this proxy statement. The following is a summary of the principal provisions of the Directors’ Plan, as amended and restated.

The purpose of the Directors’ Plan is to promote the long-term financial success of the Company and thereby increase Shareholder value by enabling the Company to attract and retain outstanding Outside Directors whose judgment, interest and special efforts are essential to the conduct of the Company’s operations. The Board of Directors believes that the Directors’ Plan has been effective in achieving these objectives and that the Company continues to need a plan of this type.

Under the Directors’ Plan, as of the close of each annual Shareholders’ meeting, each Outside Director, is granted a number of shares of restricted stock equal to the annual fee payable to such Outside Director multiplied by 0.8 and divided by the fair market value of a share of Common Stock on the date of grant. The restricted stock granted vests one year following the date of grant if the Outside Director to whom such grant was made is a member of the Board of Directors as of such date; provided, however, that such restricted stock immediately vests upon any of (i) such Outside Director’s death or disability while serving on the Board of Directors, and (ii) a Significant Corporate Event. A “Significant Corporate Event” is defined as (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or in which the Company is not the surviving corporation, or (iii) the sale of all or substantially all of the outstanding Common Stock or assets of the Company to another entity. An Outside Director will not have taxable income at the time restricted stock is granted (unless the Outside Director elects to be taxed at that time), but does have taxable income at the time of vesting of the restricted stock in an amount equal the fair market value of the restricted stock on the date of vesting.

The Directors’ Plan provides that in the event of a stock dividend, stock split, merger, consolidation or other change in the Company’s capital structure, the maximum number of shares of Common Stock available for issuance under the Directors’ Plan will be appropriately adjusted.

Upon original adoption of the Directors’ Plan, the Directors’ Plan included provisions for issuance of stock options to Outside Directors. In 2016, the Directors Plan was amended to eliminate stock options as a component.

Only a director who is an Outside Director is eligible to receive restricted stock grants under the Directors’ Plan. The number of persons eligible to participate in the Directors’ Plan will be eight assuming the election of the directors nominated herein.

The amended and restated Directors’ Plan shall be effective upon its approval by the Shareholders of the Company.

Life Storage, Inc. 2019 Proxy Statement

NEW PLAN BENEFITS

Directors’ Plan, as amended and restated

Position	Number of Shares of Common Stock Underlying Option Grants	Number of Shares of Restricted Stock	Dollar Value of Grant
Outside Directors/Non-Employee Directors as a Group	N/A	10,000	(1)

(1)

The original number of shares available for awards under the Directors’ Plan was 150,000 shares, awards for 86,312 shares have been granted since the initial approval of the plan and 63,688 shares remain available for awards. Pursuant to the amended and restated Directors’ Plan, the aggregate total number of shares available for awards from the date of initial approval of the Directors’ Plan (May 21, 2009) will be 96,312, and the number of shares available for additional awards from and after May 21, 2019 will be 10,000. The Directors’ Plan provides for grants of Restricted Stock, with the number of shares being determined based upon the base annual fee payable to Outside Directors and the fair market value of the Company’s stock on date of grant. The number of shares of Restricted Stock granted to each Outside Director for any period cannot be determined as it will be equal to the base annual fee payable by the Company to each Outside Director multiplied by 0.8 divided by the fair market value of a share of Common Stock on the date of grant. The base annual fee currently set by the Company as payable to each Outside Director is $100,000. Upon such base annual fee, the value of the Restricted Stock granted to each Outside Director at time of each grant will be 0.8 multiplied by the base annual fee, or $80,000. The number of persons eligible to participate in the Directors’ Plan will be eight assuming the election of the directors nominated herein. The total value of all future grants of Restricted Stock cannot be determined.

Approval of the amended and restated Directors’ Plan requires the affirmative vote of a majority of the shares of Common Stock cast on the proposal, provided a quorum is present at the meeting. For purposes of the vote, abstentions will have the same effect as votes against the proposal and broker non-votes will not have any effect on the results of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2009 OUTSIDE DIRECTORS’ STOCK OPTION AND AWARD PLAN

Life Storage, Inc. 2019 Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

The following persons are the current executive officers of the Company:

Name	Age	Title and experience
Joseph V. Saffire	49	Chief Executive Officer since March 1, 2019. Director of the Company since March, 14 2019. Chief Investment Officer of the Company from November 2017 to February 28, 2019.
Andrew J. Gregoire	51	Chief Financial Officer since March 1, 2012 and Secretary since April 2, 2012. Vice President of Finance of the Company from 1998 to February 29, 2012.
Edward F. Killeen	55

Chief Operating Officer since January 19, 2015. Executive Vice President of Real Estate Management from March 1, 2012 to January 19, 2015. Vice President of Operations of the Company from 1997 to February 29, 2012.

David L. Rogers retired from his position as Chief Executive Officer of the Company on February 28, 2019. Such retirement did not affect his status as a member of the Company’s Board of Directors. Kenneth F. Myszka retired from his position as President of the Company on December 31, 2018.

Life Storage, Inc. 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of compensation earned by or awarded or paid to each of the Company’s named executive officers (the “Named Executive Officers”) during 2018. The Named Executive Officers during 2018 consist of Messrs. Rogers, Myszka, Saffire, Gregoire, and Killeen.

Compensation Objectives and Philosophy.

As a real estate investment and management company, the Company’s long-term success depends on its ability to acquire, improve, operate, manage and finance self-storage properties in a manner that will enhance shareholder value, market presence, and operational efficiency. Competitive and marketplace pressures require constant improvements to productivity, innovation in providing customer service, and optimal allocation of capital resources. To achieve these goals, it is critical that the Company be able to attract, motivate, and retain highly talented individuals at all levels of the organization with appropriate skill sets who are committed to the Company’s core values of teamwork, respect, accountability, innovation, and integrity. The Company’s compensation philosophy is to provide compensation programs that reward its executive officers for improving operating results and profitability and align management’s interests with those of Shareholders. Compensation is designed to reward achievement of short-term goals and motivate the executive officers and other employees to create long-term shareholder value and increase total shareholder return. The Company’s incentive compensation program also promotes growth through selective acquisitions and improvements and enhancements to existing properties, obtaining a low cost of funds, improving operating efficiencies through technical innovation and developing additional revenue contributions through management of properties owned by third parties, and by expanding value-added services to individual and commercial customers.

The Compensation Committee of the Board of Directors has oversight responsibility in administering the Company’s executive compensation programs, determines compensation of the executive officers on an annual basis, and provides guidance over the Company’s overall executive compensation programs.

The Compensation Committee uses a consistent approach to determine the compensation of each Named Executive Officer. Despite their different roles, the Compensation Committee considers the Named Executive Officers to be a team with complementary skill sets and expects them to work together to achieve Company objectives. Accordingly, the Company uses the same suite of compensation components for each of the Named Executive Officers. In making decisions on the individual compensation for each officer, the Compensation Committee also considers, among other items, specific job responsibility, title, performance and contributions made to the Company, competitive conditions and relationship of compensation to other officers. In addition, the compensation has taken into account the Company’s succession plan. As such, Mr. Myszka has not participated in the Company’s long-term incentive compensation and annual bonus plans since 2015. Overall, the compensation reflects the Compensation Committee’s team approach and reflects the Compensation Committee’s desire to have the officers work together to achieve common goals.

Life Storage, Inc. 2019 Proxy Statement

The Compensation Committee believes the Company’s compensation programs provide an effective blend of components necessary to reward the achievement of short-term goals and to create long-term shareholder value. The program includes objective performance metrics based primarily upon funds from operations (“FFO”), one of the key drivers in the real estate investment trust industry, long-term incentives through the use of restricted shares with reasonably long vesting periods, long-term performance-based awards, and a subjective element which provides the Compensation Committee with flexibility to meet changing needs and demands while accounting for cyclicality in the Company’s core business. In addition to rewarding current returns, the programs incentivize long-term growth, emphasizing a strong balance sheet and investment grade credit ratings. The Compensation Committee adjusts the compensation policies from time to time to meet changing conditions.

Over the last several years, the Company’s compensation programs for the Named Executive Officers have been modified to more directly reflect pay for performance. Two-thirds of the potential annual incentive bonus for the Named Executive Officers is based upon targeted FFO per share and comparative FFO, and one-third of such bonus is based upon other performance factors. The bonus is subject to a clawback in certain cases. Also, recent long-term incentive compensation grants have been made in a manner that directly links executive payouts with relative total shareholder return. In the Compensation Committee’s judgment, the Company’s compensation programs are directly related to the performance of executives.

At the Company’s 2018 Annual Meeting, the Company held a non-binding Shareholder advisory vote on executive compensation (“say-on-pay”). The Company’s Shareholders approved the compensation of the Company’s executive officers with approximately 96% of voted shares cast in favor of the say-on-pay resolution. As part of its executive compensation discussions, the Compensation Committee has reviewed the results of the 2018 say-on-pay vote and considered it to be supportive of the Company’s compensation practices. In light of such strong Shareholder support and recent modifications the Compensation Committee made in compensation programs to directly reflect pay for performance, the Compensation Committee determined that fundamental changes in the Company’s compensation policies were not necessary in 2018. The Company has held an advisory vote on executive compensation every year since 2011. At the Company’s 2017 Annual Meeting, the Company’s Shareholders expressed a preference that advisory votes on executive compensation continue to occur every year. Consistent with this preference, the Board of Directors has determined to continue the practice of having such an advisory vote every year.

The Company does not plan to time, and has not timed, its release of material non-public information for the purpose of affecting the value of executive compensation.

Life Storage, Inc. 2019 Proxy Statement

Components of Executive Compensation.

CEO 2018 OTHER NAMED EXECUTIVE OFFICERS 2018

For 2018, the compensation of the Named Executive Officers consisted of the following components generally used in prior years:

•	Base salary

•	Annual incentive awards for performance, payable in cash, or as otherwise determined by the Compensation Committee;

•	Long-term incentive compensation, restricted stock and/or performance-based awards; and

•	Other benefits including perquisites.

The Named Executive Officers are also entitled to receive severance benefits in accordance with their employment agreements.

Following is a discussion of the Compensation Committee’s considerations in establishing the components of compensation for the Named Executive Officers for 2018.

Base Salary.

Base salary is the guaranteed element of the Named Executive Officers’ annual cash compensation. The value of base salary generally reflects the executive’s position, actual performance, skill set and the market value of that skill set. A competitive salary structure is the most fundamental component of executive compensation used by the Compensation Committee to assist in attracting and retaining qualified executives.

In setting base salaries, the Compensation Committee has historically considered recommendations of its compensation consultant, Longnecker & Associates, and comparisons to executive officers of public real estate companies with market capitalization and enterprise value similar to that of the Company, such as EastGroup Properties, Inc., Lexington Realty Trust, PS Business Parks, Inc., CubeSmart, Extra Space Storage, Inc., and Cousins Properties Incorporated. The Compensation Committee has used this data to test for reasonableness and competitiveness of base salaries but has not specifically targeted or “benchmarked” a certain level of base salary within such

Life Storage, Inc. 2019 Proxy Statement

comparative group. Each year based upon such advice and the executive officers’ performance, the Compensation Committee determines the salaries of the Named Executive Officers.

In 2018, Longnecker & Associates provided the Compensation Committee with advice and information based upon the same comparisons as historically provided. Based upon such comparison and the performance of each of the Named Executive Officers, the Compensation Committee established the base salary of Mr. Rogers at $600,000 for 2018, the base salary of Mr. Myszka at $570,000 for 2018, the base salary of Mr. Saffire at $320,000 for 2018 which was increased to $400,000 effective September 12, 2018 (the date upon which it was announced that Mr. Saffire would succeed Mr. Rogers as the Company’s Chief Executive Officer), and the base salaries for each of Messrs. Gregoire and Killeen, at $400,000 for 2018. In addition to individual performance and other factors, the Compensation Committee determined that such base salaries were appropriate to make the salaries competitive with the salaries of the comparative companies.

Longnecker & Associates also advised the Compensation Committee regarding compensation for 2019 using substantially the same methodology. Based upon such advice and the performance of each of the Named Executive Officers, the Compensation Committee initially established the 2019 base salary for Mr. Saffire at $420,000 (which increased $20,000 from Mr. Saffire’s ending 2018 salary) and subsequently increased such salary to $525,000 effective March 1, 2019 (the date upon which Mr. Saffire became the Company’s Chief Executive Officer). The 2019 base salaries for each of Messrs. Gregoire and Killeen were established at $420,000 (which salaries increased $20,000 from 2018).

May 2018 Stock-Based Awards.

In May 2018, the Company made special stock-based awards to Mr. Saffire by grant of restricted stock awards and performance-based awards under the terms of the Company’s 2015 Award and Option Plan. Mr. Saffire did not receive a stock-based award in December 2017, at which time such awards were made to the other executive officers of the Company. As a result, the Compensation Committee considered it appropriate to provide Mr. Saffire with a special stock-based award in May 2018. The awards were based upon a targeted value of $704,000, with 50% of such value allocated to restricted stock awards vesting over three years and 50% to performance-based awards. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group similar to the December 2018 awards described below. The actual number of shares and awards was computed based upon the average closing price for the Company’s common stock on the New York Stock Exchange for the ten (10) business days immediately preceding the date of grant (i.e. $91.05) and reflects that the performance-based awards could vest at two times their target value in the event maximum performance is achieved. Thus, the long-term incentive restricted stock awards to Mr. Saffire were for 3,866 shares. The performance-based awards to Mr. Saffire will be 3,866 shares if target performance is achieved.

Life Storage, Inc. 2019 Proxy Statement

Annual Incentive Awards.

In addition to annual base salary, the Company has generally paid annual bonuses to the Named Executive Officers based upon annual bonus guidelines. These bonus guidelines have been established in order to align the Named Executive Officers’ goals with the Company’s sales and earnings growth objectives for the year, and have been modified from time to time by the Compensation Committee, with the assistance of the Compensation Committee’s compensation consultant, to best respond to changes in industry conditions. Thus, the Compensation Committee, consistent with historical practices and what it believes are compensation best practices, has regularly reviewed the metrics of the guidelines to ensure the incentive awards are appropriately motivating key employees and rewarding such key employees for Company performance. Based upon this review, the Board of Directors has adopted the Company’s Annual Incentive Compensation Plan for Named Executive Officers (the “Plan”).

Under the Plan, the Named Executive Officers are entitled to annual bonuses based upon certain performance metrics set by the Compensation Committee. The three performance metrics under the Plan are based upon (i) achieving a percentage growth in “targeted” FFO (the “FFO Award Percentage”); (ii) achieving percentage increases in FFO per share that compare favorably to the growth achieved by publicly traded competitors of the Company (Public Storage, Extra Space Storage, Inc., and CubeSmart) (the “Peer Companies Award Percentage”); and (iii) the participant’s overall performance for the year based upon factors determined by the Compensation Committee (the “Performance Award Percentage”). The maximum bonus that can be earned under each of the three components is 60% of salary for an aggregate maximum bonus of 180% of salary.

The Plan embodies performance metrics that the Compensation Committee has found most effective over the years in measuring successful performance and focusing executives on key measures of Company performance. Two-thirds of the maximum potential bonus awards are based upon metrics related to FFO per share. FFO is computed in accordance with the National Association of Real Estate Investment Trusts guidelines and is used by industry analysts and investors as a supplemental operating performance measure of an equity REIT. FFO excludes historical cost depreciation, among other items, from net income determined in accordance with generally accepted accounting principles, or GAAP. The most comparable GAAP measure is net income (loss). Under the Plan, the Compensation Committee may make adjustments to FFO to eliminate the impact of unusual and unforeseen factors. For an explanation of how the Company calculates FFO, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC. The Compensation Committee believes FFO per share is an extremely important measurement of successful performance and that rewarding FFO per share growth aligns the interests of management and Shareholders. The Performance Award Percentage portion of the award enables the Board to reward conduct that may not be reflected in the year’s annual metrics but contributes substantially to the long-term success of the Company.

Life Storage, Inc. 2019 Proxy Statement

The performance metrics under the Plan and the awards for 2018 are further described below:

FFO Award Percentage. The first metric pursuant to the Plan allows each Named Executive Officer to earn a bonus of up to 60% of base salary based upon the FFO per share for the Company for the bonus year compared to the FFO Target for the Company for such year. The FFO Target for a bonus year is the midpoint of the FFO per share range initially publicly announced by the Company as its earnings guidance for such year. No bonus is earned unless at least 97.5% of the FFO Target is achieved and, in order for the maximum bonus to be earned, 102.5% of the FFO Target must be achieved. The award percentage for each level of FFO per share is as follows:

Company’s FFO per Share	Award Percentage
Less than 97.5% of FFO Target	0%
97.5% or more but less than 98.75% of FFO Target	15%
98.75% or more but less than 100% of FFO Target	30%
100% of FFO Target	40%
More than 100% but less than 101.125% of FFO Target	45%
101.125% or more but less than 102.5% of FFO Target	50%
102.5% or more of FFO Target	60%

The Named Executive Officers were paid a bonus equal to 50% of their base salaries with respect to this metric based upon the Company’s actual adjusted FFO per share of $5.51 in 2018 compared to the FFO Target.

Peer Companies Award Percentage. The second metric pursuant to the Plan allows each Named Executive Officer to earn a bonus of up to 60% of base salary based upon the percentage increase of FFO per share for the Company for the current year over the FFO per share for the Company for the previous year as compared with that of certain publicly-traded competitors (Public Storage, Extra Space Storage Inc., and CubeSmart). Under this metric, the following award percentages are earned based on the number of peer companies’ FFO growth per share exceeded by the Company:

Number of Peer Companies’ FFO Growth per Share Exceeded by the Company	Award Percentage
One	0%
Two	20%
Three	40%
Four	60%

The Company’s FFO growth per share from 2017 to 2018 as defined by the Plan was approximately 3.6% and this percentage did not exceed the FFO growth per share of any of the peer companies. Accordingly, the Named Executive Officers were not paid a bonus with respect to this metric.

Performance Award Percentages. The third metric pursuant to the Plan allows each Named Executive Officer to earn a bonus of up to 60% of base salary based

Life Storage, Inc. 2019 Proxy Statement

upon the Compensation Committee’s review of the participant’s overall performance for the year based upon factors determined by the Compensation Committee in its discretion. These factors, which are not subject to pre-determined targets or measures, include considerations based upon the participant’s performance related to improvements in same store revenues, expenses and net operating income, results of expansions and enhancements, marketing innovations, monitoring and improving enterprise risk management and legal compliance programs, the use of funds from property dispositions, maintenance of cost control programs, financing growth including joint venture initiatives and improvements to short and long-term debt structures, succession planning, results related to acquisition and disposition of properties and such other matters as the Compensation Committee deems appropriate. For 2018, the Compensation Committee awarded a bonus of 60% of base salary under this metric to the Named Executive Officers. This award was based on a number of factors and accomplishments, including wholly owned and joint venture acquisitions completed by the Company in 2018, executive transition, the expansion of the Company’s third-party management business in 2018, and the increase in same store sales and net operating income.

Form of Payment. The Plan provides that bonuses shall be paid in such form as determined by the Compensation Committee. For 2018, the Compensation Committee determined that the annual bonus earned by the Named Executive Officers was to be paid entirely in cash. Thus, Mr. Rogers received a cash bonus of $660,000 and Messrs. Saffire, Gregoire and Killeen received cash bonuses of $440,000 each. Mr. Myszka was not eligible for this bonus in 2018 as a result of the amendments to his employment agreement entered into as part of the Company’s succession plan.

“Clawback”.

The Plan provides that bonuses, to the extent resulting from restated financial statements of the Company shall, as the Compensation Committee deems appropriate, be returned to the Company. Similarly, the Compensation Committee may make adjustments in bonuses to the extent they were affected by misstatements in the audited financial statements of other companies.

Long-Term Incentive Awards.

In 2018, the Compensation Committee again reviewed, with the assistance of Longnecker & Associates, its long-term incentive award practice in order to continue to align the interest of management with Shareholders and provide retention incentives. After such review, in December 2018, the Compensation Committee awarded a blend of (i) restricted stock and (ii) performance-based awards that are earned based upon the Company’s relative total shareholder return, with the award having a targeted value based upon 200% of 2019 pro forma base salary for Messrs. Gregoire and Killeen, and based upon 200% of annualized 2019 pro forma base salary for Mr. Saffire. Such values were consistent with the recommendations of Longnecker & Associates. Mr. Myszka was not granted an award as a result of the amendment to his employment agreement entered into as part of the Company’s succession plan. Also, Mr. Rogers was not granted

Life Storage, Inc. 2019 Proxy Statement

awards due to his retirement effective February 28, 2019. The specifics of these 2018 awards are further described below:

Long-Term Incentive Restricted Stock Awards.

The long-term incentive restricted stock awards vest over a three-year period, with one-third of such shares vesting each year.

Performance-Based Awards.

The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to the following peer group:

•	EastGroup Properties, Inc.

•	Lexington Realty Trust

•	PS Business Parks, Inc.

•	CubeSmart

•	Extra Space Storage Inc.

•	Cousins Properties Incorporated

•	National Retail Properties, Inc.

•	Washington Real Estate Investment Trust
•	Highwoods Properties Inc.

•	Public Storage

•	Pennsylvania Real Estate Investment Trust

•	Mid-America Apartment Communities, Inc.

•	Acadia Realty Trust

•	First Industrial Realty Trust, Inc.

•	Dow Jones Equity REIT Index

For purposes of the awards, total shareholder return is determined for the Company and the peer group by dividing (a) the sum of common stock price appreciation and dividends of the respective company during the performance period by (b) the common stock price of such company at the beginning of the performance period.

At the end of the three-year period, the performance-based awards are earned based upon the Company’s position in a ranking of the peer group based upon respective total shareholder return over the three-year period. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

Target Value.

The Compensation Committee determined the number of shares to be awarded based upon a target value of 200% of the 2019 pro forma base salary for Messrs. Gregoire and Killeen, and based upon 200% of annualized 2019 pro forma base salary for Mr. Saffire, with 50% of such value awarded in long-term incentive restricted stock and 50% of such value awarded in performance-based awards (based upon target performance). The

Life Storage, Inc. 2019 Proxy Statement

actual number of shares and awards was computed based upon the fair market value of the Company’s common stock on the day of the grant (i.e. $99.71) and reflects that the performance-based awards could vest at two times their target value in the event maximum performance is achieved. Thus, the long-term incentive restricted stock awards to Mr. Saffire were for 5,090 shares and to each of Messrs. Gregoire and Killeen were for 4,212 shares. The performance-based award to Mr. Saffire will be 5,090 shares if target performance is achieved. The performance-based awards to each of Messrs. Gregoire and Killeen will be 4,212 shares if target performance is achieved. These awards were made under the 2015 Award and Option Plan previously approved by Shareholders.

Retirements of Messrs. Myszka and Rogers and Appointment of Mr. Saffire as Chief Executive Officer.

On December 31, 2018, Kenneth F. Myszka retired as President of the Company and on February 28, 2019, David L. Rogers retired as Chief Executive Officer of the Company. As part of the Company’s long-term succession plan for senior management, the term of Mr. Myszka’s employment agreement ended on December 31, 2018. Mr. Rogers retired as of February 28, 2019 and in connection therewith, the Company and Mr. Rogers entered into a Separation Agreement. The Separation Agreement provided that Mr. Rogers vested in certain restricted shares and performance shares as of his retirement date.

The Company appointed Mr. Saffire as Chief Executive Officer of the Company effective March 1, 2019.

Severance Benefits.

The Company has entered into employment agreements with each of the Named Executive Officers with severance benefits. A description of the terms of the agreements can be found under the heading “Employment Agreements” below. In entering into these agreements, the Compensation Committee desired to assure that the Company would have the continued dedication of the Named Executive Officers, notwithstanding the possibility of a change in control, and to retain such Named Executive Officers in our employ. The Compensation Committee believes that, should the possibility of a change in control arise, the Company should be able to receive and rely upon the Named Executive Officers’ advice as to the best interests of our Company and without the concern that such Named Executive Officer might be distracted by the personal uncertainties and risks created by a potential change in control. The actual benefits and payments to be made to the Named Executive Officers, as set forth in the employment agreements, were determined based on the Compensation Committee’s business judgment, advice received by the Compensation Committee from its compensation consultant and negotiations with each officer at the time of entering into the agreements.

Other Benefits.

The Named Executive Officers also receive benefits offered to all full-time employees of the Company, including medical insurance coverage, disability insurance, life insurance and matching contributions to the Company’s 401(k) Plan. Under the terms of the applicable welfare benefit plans, the cost of these employee benefits is partially borne by the employee, including each Named Executive Officer. These plans are nondiscriminatory except that Messrs. Rogers and Myszka have been reimbursed for medical expenditures

Life Storage, Inc. 2019 Proxy Statement

not covered by the Company’s standard plan. In 2018, Mr. Myszka received reimbursements of $20,755. The benefits paid to the Named Executive Officers in 2018 are included in the Summary Compensation Table below.

Perquisites.

In addition, Messrs. Rogers and Myszka have received $15,600 per year to be applied to automobile allowance and club memberships. The dollar value of perquisites is not significant relative to the other components of executive compensation. These amounts are included in the Summary Compensation Table below. Subsequent to the retirement of Mr. Rogers, the Company discontinued the provision of such perquisites to any of its executive officers.

Tax Deductibility of Compensation.

Section 162(m) of the Internal Revenue Code limits to $1 million a publicly held corporation’s tax deduction each year for compensation to any “covered employee.” Because the Company qualifies as a REIT under the Internal Revenue Code, it is not subject to Federal income taxes to the extent it distributes 100% of its taxable income. Thus, the payment of compensation subject to any limitations on deductibility imposed by Section 162(m) does not have a material adverse consequence to the Company, provided the Company continues to qualify as a REIT. A larger portion of shareholder distributions may be subject to Federal income tax as dividend income, rather than a return of capital, and any such compensation allocated to the Company’s taxable REIT subsidiaries whose income is subject to Federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although the Company will be mindful of the limits imposed by Section 162(m), the Company nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed any limitation on deduction imposed by Section 162(m).

Stock Ownership Guidelines.

The Company has established share ownership guidelines for the Company’s Named Executive Officers since the Company believes that such officers should maintain a material personal financial stake in the Company to promote strong alignment between the interests of management and Shareholders. Under these guidelines, each Named Executive Officer is expected to acquire and maintain ownership in Company common shares having a market value equal to three times annual base salary. Each Named Executive Officer has met these guidelines, other than Mr. Saffire who is still within the three-year period allowed to meet this guideline.

Compensation Consultant Independence.

The Company has determined that no conflicts of interest exist between the Company and its compensation consultant, Longnecker & Associates (or any individuals working on the Company’s account on behalf of Longnecker & Associates), and Longnecker & Associates was deemed an independent advisor on matters of executive compensation pursuant to Item 407(e)(3)(iv) of Regulation S-K.

Life Storage, Inc. 2019 Proxy Statement

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
David L. Rogers (4)	2018	$600,000	-	-	$660,000	$83,073	$1,343,073
Former Chief Executive Officer	2017	$570,000	-	$1,807,355	$228,000	$98,852	$2,704,207
	2016	$570,000	-	$1,124,184	-	$126,334	$1,820,518

Kenneth F. Myszka (5)	2018	$570,000	-	-	-	$103,828	$673,828
Former President	2017	$570,000	-	-	-	$108,514	$678,514
	2016	$570,000	-	-	-	$124,078	$694,078

Andrew J. Gregoire	2018	$400,000	-	$812,790	$440,000	$32,765	$1,685,555
Chief Financial Officer and Secretary	2017	$340,000	-	$1,019,135	$136,000	$45,157	$1,540,292
	2016	$320,000	-	$631,184	$192,000	$41,325	$1,184,509

Edward F. Killeen	2018	$400,000	-	$812,790	$440,000	$32,765	$1,685,555
Chief Operating Officer	2017	$340,000	-	$1,019,135	$136,000	$45,157	$1,540,292
	2016	$320,000	-	$631,184	$192,000	$41,325	$1,184,509

Joseph V. Saffire (6)	2018	$342,467	-	$1,646,280	$440,000	$4,455	$2,433,202
Chief Investment Officer	2017	$55,386	-	$101,131	-	-	$156,517
	2016	-	-	-	-	-	-

(1)

The amounts disclosed in the “Stock Awards” column represent the aggregate grant date fair value of all shares or awards granted to the named executive officers for the applicable fiscal year, calculated in accordance with FASB ASC Topic 718.

The amounts shown in this column for 2018 relate to (i) a long-term incentive award of 3,866 restricted shares awarded to Mr. Saffire on May 7, 2018, (ii) the target award of 3,866 performance-based awards issued to Mr. Saffire on May 7, 2018, (iii) a long-term incentive award of 5,090 shares awarded to Mr. Saffire and 4,212 restricted shares awarded to each Messrs. Gregoire and Killeen on December 18, 2018, and (iv) the target award of 5,090 performance-based awards issued to Mr. Saffire and the target award of 4,212 performance-based awards issued to each Messrs. Gregoire and Killeen on December 18, 2018.

The amounts shown in this column for 2017 relate to (i) a long-term incentive award of 3,577 restricted shares awarded to Mr. Rogers and 1,789 restricted shares awarded to each Messrs. Gregoire and Killeen on February 22, 2017, (ii) the target award of 3,577 performance-based awards issued to Mr. Rogers and the target award of 1,789 performance-based awards issued to each Messrs. Gregoire and Killeen on February 22, 2017, (iii) a long-term incentive award of 7,039 restricted shares awarded to Mr. Rogers and 4,199 restricted shares awarded to

Life Storage, Inc. 2019 Proxy Statement

each Messrs. Gregoire and Killeen on December 29, 2017, (iv) the target award of 7,039 performance-based awards issued to Mr. Rogers and the target award of 4,199 performance-based awards issued to each Messrs. Gregoire and Killeen on December 29, 2017, and (v) a long-term incentive award of 1,250 restricted shares awarded to Mr. Saffire on November 1, 2017.

The amounts shown in this column for 2016 relate to (i) a long-term incentive award of 6,907 restricted shares awarded to Mr. Rogers and 3,878 restricted shares awarded to each Messrs. Gregoire and Killeen on December 22, 2016 and (ii) the target award of 6,907 of performance-based awards issued to Mr. Rogers and the target award of 3,878 performance-based awards issued to each Messrs. Gregoire and Killeen on December 22, 2016.

For more information on these awards, see “Compensation Discussion and Analysis-Components of Executive Compensation” and the “Grants of Plan-Based Awards for 2018” table below. The assumptions used to compute the grant date fair value of these awards for each named executive officer are set forth in Notes 2 and 9 to our 2018 consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018. The value of the performance-based awards issued in 2018 to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Mr. Saffire—$1,573,514, Messrs. Gregoire and Killeen each—$785,622. The value of the performance-based awards issued in 2017 to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Mr. Rogers—$1,739,958, Messrs. Gregoire and Killeen each—$979,762. The value of the performance-based awards issued in 2016 to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Mr. Rogers—$1,108,435, Messrs. Gregoire, and Killeen each—$622,341. The value of the performance-based awards is dependent on the Company’s performance over a three-year period.

(2)

The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2018 represent cash payments for 2018 performance made in March 2019 to the named executives under the Company’s annual incentive compensation plan. The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2017 represent cash payments for 2017 performance made in March 2018 to the named executives under the Company’s annual incentive compensation plan. The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2016 represent cash payments for 2016 performance made in March 2017 to the named executives under the Company’s annual incentive compensation plan. For more information on these 2018, 2017, and 2016 awards, see “Compensation Discussion and Analysis-Components of Executive Compensation.”

Life Storage, Inc. 2019 Proxy Statement

(3)	“All Other Compensation” includes the following:

Name		Allowances*	401(k) Match	Supplemental Health Coverage	Dividends on Restricted Stock	Other Payments	Total “All Other Compensation”
David L. Rogers	2018	$15,600	$4,455	-	$63,018	-	$83,073
	2017	$15,600	$4,455	-	$78,797	-	$98,852
	2016	$15,600	$2,120	-	$108,614	-	$126,334

Kenneth F. Myszka	2018	$15,600	$4,455	$20,755	$63,018	-	$103,828
	2017	$15,600	$4,455	$9,662	$78,797	-	$108,514
	2016	$15,600	$2,120	$13,894	$92,464	-	$124,078

Andrew J. Gregoire	2018	-	$4,455	-	$28,310	-	$32,765
	2017	-	$4,455	-	$40,702	-	$45,157
	2016	-	$2,120	-	$39,205	-	$41,325

Edward F. Killeen	2018	-	$4,455	-	$28,310	-	$32,765
	2017	-	$4,455	-	$40,702	-	$45,157
	2016	-	$2,120	-	$39,205	-	$41,325

Joseph V. Saffire	2018	-	$4,455	-	-	-	$4,455
	2017	-	-	-	-	-	-
	2016	-	-	-	-	-	-

* Includes an annual allowance for an automobile and club dues.

(4)	Mr. Rogers retired from his position as Chief Executive Officer on February 28, 2019. Such retirement did not affect his status as a member the Board.

(5)	Mr. Myszka retired from his position as President of the Company on December 31, 2018.

(6)

On September 12, 2018, the Company announced that Mr. Saffire would succeed Mr. Rogers as Chief Executive Officer upon Mr. Rogers’ retirement. Mr. Saffire became Chief Executive Officer on March 1, 2019. The $342,467 of salary reflects the increase in Mr. Saffire’s annual salary from $320,000 to $400,000 effective as of the date of the announcement.

Life Storage, Inc. 2019 Proxy Statement

Grant of Plan-Based Awards for 2018

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (7)
		Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
David L. Rogers	N/A	-	-	$1,080,000	-	-	-	-	-
Andrew J. Gregoire	12/18/18	-	-	-	-	-	-	4,212 (4)	$419,979
	12/18/18 (6)	-	-	-	1,053	4,212	8,424	-	$392,811
	N/A	-	-	$720,000	-	-	-	-	-
Edward F. Killeen	12/18/18	-	-	-	-	-	-	4,212 (4)	$419,979
	12/18/18 (6)	-	-	-	1,053	4,212	8,424	-	$392,811
	N/A	-	-	$720,000	-	-	-	-	-
Joseph V. Saffire	5/7/18	-	-	-	-	-	-	3,866 (3)	$351,999
	12/18/18	-	-	-	-	-	-	5,090 (4)	$507,524
	5/7/18 (5)	-	-	-	967	3,866	7,732	-	$312,064
	12/18/18 (6)	-	-	-	1,273	5,090	10,180	-	$474,693
	N/A	-	-	$720,000	-	-	-	-	-

(1)

This is not the amount earned but is the maximum amount that could have been earned under the Annual Incentive Compensation Plan based upon 2018 performance. The Plan includes no threshold or target awards. For more information on these awards, see “Compensation Discussion and Analysis-Components of Executive Compensation.” The Company paid the actual bonus earned in cash. See Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Holders of restricted shares are entitled to the same dividend and voting rights as are holders of the Company’s Common Stock.

(3)

Restricted shares issued in May 2018 to Mr. Saffire as a long-term incentive compensation award, with 33.3% of such shares vesting each year. Such shares were issued under the 2015 Award and Option Plan.

(4)

Restricted shares issued in December 2018 to Messrs. Saffire, Gregoire, and Killeen as a long-term incentive compensation award, with 33.3% of such shares vesting each year. Such shares were issued under the 2015 Award and Option Plan.

(5)

Performance-based awards issued in May 2018. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved. Such awards were made under the 2015 Award and Option Plan.

(6)	Performance-based awards issued in December 2018. The performance-based awards are earned based upon the Company’s relative total shareholder return

Life Storage, Inc. 2019 Proxy Statement

over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved. Such awards were made under the 2015 Award and Option Plan.

(7)	Amount represents full grant date fair value of awards granted in 2018 computed in accordance with FASB ASC Topic 718.

Life Storage, Inc. 2019 Proxy Statement

Outstanding Equity Awards at December 31, 2018

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
David L. Rogers	-	-	-	-	-	(3)	10,392	$966,352
	-	-	-	2,303	$214,156	(4)	-	-
	-	-	-	-	-	(5)	13,814	$1,284,563
	-	-	-	2,862	$266,137	(6)	-	-
						(7)	7,154	$665,250
	-	-	-	4,693	$436,402	(8)	-	-
	-	-	-	-	-	(9)	14,078	$1,309,113
Kenneth F. Myszka	-	-	-	-	-	(3)	10,392	$966,352
Andrew J. Gregoire	-	-	-	-	-	(3)	6,352	$590,672
	-	-	-	1,292	$120,143	(10)	-	-
	-	-	-	-	-	(5)	7,756	$721,230
	-	-	-	1,432	$133,162	(11)	-	-
	-	-	-	-	-	(7)	3,578	$332,718
	-	-	-	2,800	$260,372	(12)	-	-
	-	-	-	-	-	(9)	8,398	$780,930
	-	-	-	4,212	$391,674	(13)	-	-
	-	-	-	-	-	(14)	8,424	$783,348
Edward F. Killeen	-	-	-	-	-	(3)	6,352	$590,672
	-	-	-	1,292	$120,143	(10)	-	-
	-	-	-	-	-	(5)	7,756	$721,230
	-	-	-	1,432	$133,162	(11)	-	-
	-	-	-	-	-	(7)	3,578	$332,718
	-	-	-	2,800	$260,372	(12)	-	-
	-	-	-	-	-	(9)	8,398	$780,930
	-	-	-	4,212	$391,674	(13)	-	-
	-	-	-	-	-	(14)	8,424	$783,348
Joseph V. Saffire	-	-	-	1,000	$92,990	(15)	-	-
	-	-	-	3,866	$359,499	(16)	-	-
	-	-	-	-	-	(17)	7,732	$718,999
	-	-	-	5,090	$473,319	(18)
	-	-	-	-	-	(14)	10,180	$946,638

Life Storage, Inc. 2019 Proxy Statement

(1)	Market value of unvested shares is based on December 31, 2018 closing stock price.

(2)	Market value assuming maximum performance award is earned and is based on December 31, 2018 closing stock price.

(3)

Performance-based vesting restricted shares issued in 2015. The performance-based vesting restricted stock awards vest based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will vest if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 50% and 200% will vest, with 50% of the shares vesting if threshold performance is achieved, 100% vesting if target performance is achieved and 200% vesting if maximum performance is achieved. On January 8, 2019, the Compensation Committee determined that 70% of these shares vested.

(4)	Restricted shares vest at a rate of 2,303 shares per year through 2019.

(5)

Performance-based awards issued in 2016. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 50% and 200% will be earned, with 50% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(6)	Restricted shares vest at a rate of 715 shares per year through 2022.

(7)

Performance-based awards issued in February 2017. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 50% and 200% will be earned, with 50% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(8)	Restricted shares vest at a rate of 2,346 shares per year through 2020.

(9)

Performance-based awards issued in December 2017. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(10)	Restricted shares vest at a rate of 1,292 shares per year through 2019.

(11)	Restricted shares vest at a rate of 358 shares per year through 2022.

Life Storage, Inc. 2019 Proxy Statement

(12)	Restricted shares vest at a rate of 1,400 shares per year through 2020.

(13)	Restricted shares vest at a rate of 1,404 shares per year through 2021.

(14)

Performance-based awards issued in December 2018. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(15)	Restricted shares vest at a rate of 250 shares per year through 2022.

(16)	Restricted shares vest at a rate of 1,289 shares per year through 2021.

(17)

Performance-based awards issued in May 2018. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(18)	Restricted shares vest at a rate of 1,697 shares per year through 2021.

Option Exercises and Stock Vested in 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kenneth F. Myszka	15,476	$731,363	9,116	$824,279
David L. Rogers	26,951	$1,322,922	17,381	$1,608,926
Andrew J. Gregoire	-	-	7,964	$735,568
Edward F. Killeen	-	-	7,964	$735,568
Joseph V. Saffire	-	-	250	$23,768

(1) Amounts reflect the market value of the Common Stock on the day the Common Stock vested.

Employment Agreements

The Company has entered into employment agreements with each of Messrs. Gregoire, Killeen, and Saffire. The agreements with Messrs. Gregoire, and Killeen were initially entered into in 1999 and were amended and restated effective January 1, 2009 and again amended and restated in full on November 1, 2017. Mr. Saffire’s employment agreement was entered into on November 1, 2017 at time of his commencement of employment with the Company. Messrs. Rogers and Myszka previously had entered into employment agreements with the Company which terms ended upon their respective retirements with the Company.

Life Storage, Inc. 2019 Proxy Statement

Employment Agreements of Messrs. Gregoire, Killeen, and Saffire

The employment agreements of Messrs. Gregoire, Killeen, and Saffire each have an indefinite term but can be terminated by the Company (a) in the event of the executive’s disability, (b) for “cause,” or (c) upon 30 days prior written notice to the executive. Each executive may terminate his employment agreement (a) for “good reason,” or (b) by providing 60 days prior written notice to the Company. Each employment agreement may also be terminated by agreement of the Company and the executive. Each employment agreement prohibits the executive, during employment and during the one-year period following termination of employment, from engaging in the self-storage business as an employee, consultant or owner.

The employment agreements of Messrs. Gregoire, Killeen, and Saffire each provide for severance payments in the event the executive’s employment is terminated by the Company without “cause” or he resigns for “good reason” without a change of control of the Company. Such severance payments would be made in 30 monthly payments following the termination of the executive’s employment, and each monthly payment would be an amount equal to 1/30th of the aggregate amount equal to two (2) times the salary and bonus paid to such executive in the prior calendar year. The first six monthly payments will be made in a single sum to the executive within 30 days following his separation from service. The remaining 30 payments will be made over a 24-month period beginning seven months after the separation from service. No severance benefits are payable if the executive’s employment is terminated for “cause” or if the executive retires or voluntarily terminates his employment without “good reason.” However, if a “change of control” which qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Internal Revenue Code occurs while the Company is making severance payments, then the payments/remaining payments will be made in a single sum within 30 days following the “change in control.” If the “change in control” does not so qualify under Section 409A, then the payments/remaining payments would be transferred to a rabbi trust and payments made from the trust.

The employment agreements of Messrs. Gregoire, Killeen, and Saffire also each provide that upon a termination of the employment of such executive without “cause” or a termination by such executive for “good reason” within twenty-four (24) months following a “change in control” qualifying under Section 409A of the Internal Revenue Code, the executive shall be paid a severance equal to two and one-half (2.5) times the salary and bonus paid to such executive in the prior calendar year. Such severance shall be paid in a lump sum.

The employment agreements also provide that certain employee welfare benefits shall be continued for a period of 30 months after termination of employment in the event the executive’s employment is terminated by the Company without “cause” or the executive resigns for “good reason.”

Upon any termination of employment, Messrs. Gregoire, Killeen, and Saffire would also be entitled to accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs. No severance benefits are payable, upon a termination of employment by the Company for “cause” or for termination by the executive upon retirement or without “good reason.”

Life Storage, Inc. 2019 Proxy Statement

The tables below reflect the amount of compensation to each of Messrs. Gregoire, Killeen, and Saffire in the event of termination of such executive’s employment described below. The amounts shown assume that such termination was effective as of December 31, 2018.

Potential Payments and Benefits upon Termination of Employment Without Change in Control of the Company.

Upon a termination of the employment of Messrs. Gregoire, Killeen or Saffire without a “change of control,” such executive will be entitled to receive the following benefits:

Andrew J. Gregoire [1]
Cash Severance	$1,680,000
Acceleration of Equity Awards [2]	0
Continued Employee Welfare Benefits	44,786

Total	$1,724,786

Edward. F. Killeen [1]
Cash Severance	$1,680,000
Acceleration of Equity Awards [2]	0
Continued Employee Welfare Benefits	15,074

Total	$1,695,074

Joseph V. Saffire [1]
Cash Severance	$1,680,000
Acceleration of Equity Awards [2]	0
Continued Employee Welfare Benefits	44,786

Total	$1,724,786

[1]

The amounts set forth in the table are estimates based upon the salary and bonus paid to each executive for 2018, except with respect to Mr. Saffire in which case the estimates are based upon his annual salary as of December 31, 2018 which was $400,000. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

[2]

After termination by the Company without “cause,” or termination by the executive for “good reason,” each of Messrs. Gregoire, Killeen and Saffire will also be entitled to a pro rata portion of performance-based awards issued to such executive based upon the number of months of employment during the applicable performance periods and the Company’s performance through the end of the applicable performance period. Each of Messrs. Gregoire and Killeen were issued performance-based awards on December 22, 2016, February 22, 2017, December 29, 2017, and December 18, 2018 with performance periods ending December 22, 2019, February 22, 2020, December 29, 2020, and December 18, 2021, respectively. Mr. Saffire was issued performance-based awards on May 7, 2018 and December 18, 2018 with performance periods ending May 7, 2021 and December 18, 2021, respectively.

Life Storage, Inc. 2019 Proxy Statement

Potential Payments and Benefits upon Termination of Employment with Change in Control of the Company.

Upon a termination of the employment of Messrs. Gregoire, Killeen or Saffire following a “change in control,” such executive is entitled to receive the following benefits:

Andrew J. Gregoire [1]
Cash Severance	$2,100,000
Acceleration of Equity Awards	905,351
Continued Employee Welfare Benefits	55,983

Total	$3,061,334

Edward. F. Killeen [1]
Cash Severance	$2,100,000
Acceleration of Equity Awards	905,351
Continued Employee Welfare Benefits	18,843

Total	$3,024,194

Joseph V. Saffire [1]
Cash Severance	$2,100,000
Acceleration of Equity Awards	925,808
Continued Employee Welfare Benefits	55,983

Total	$3,081,791

[1]

The amounts set forth in the table are estimates based upon the salary and bonus paid to each executive for 2018 except with respect to Mr. Saffire in which case the estimates are based upon his annual salary as of December 31, 2018. Equity awards are valued based upon the closing market price of the Company common stock as of December 31, 2018. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company. The amount of any severance payable to the executive shall be reduced to the extent necessary to avoid imposition of any tax on excess parachute payments under Section 4999 of the Code.

Certain Definitions

For purposes of all the employment agreements described above, the following terms have the meanings set forth below:

“cause” generally means a material breach of the executive’s duties under the executive’s employment agreement, or the fraudulent, illegal or other gross misconduct which is materially damaging or detrimental to the Company.

“change in control” generally includes:

(i)	the acquisition by any person of 20% or more of the outstanding stock of the Company;

(ii)

approval by the Shareholders of the Company of a consolidation, merger or other business combination involving the Company in which the Company is not the surviving entity, other than a transaction in which the holders of the Company’s Common Stock immediately prior to the transaction have substantially the same proportionate ownership of Common Stock of the surviving corporation after the transaction;

Life Storage, Inc. 2019 Proxy Statement

(iii)

approval by the Shareholders of the Company of any consolidation, merger or other business combination in which the Company is the continuing or surviving corporation but in which the common Shareholders of the Company immediately prior to the transaction do not own at least a majority of the outstanding Common Stock of the continuing or surviving corporation;

(iv)	approval by the Shareholders of the Company of any sale, lease or exchange of substantially all of the assets of the Company and its subsidiaries;

(v)

a change in the majority of the members of the Board of Directors within a 24-month period, unless the election or nomination for election by the Company’s Shareholders of each new director was approved by the vote of 2/3 of the directors then still in office who were in office at the beginning of the 24-month period; or

(vi)	more than 50% of the assets of the Company and its subsidiaries are sold, transferred or otherwise disposed of, other than in the usual and ordinary course of its business.

“good	reason” generally means:

(i)	a material change in the executive’s duties and responsibilities or a change in the executive’s title or position without the executive’s consent;

(ii)	there arises a requirement that the services required to be performed by the executive would necessitate the executive to move his residence at least 50 miles from the Buffalo, New York area;

(iii)	a material reduction by the Company in the executive’s compensation or benefits;

(iv)	a material breach of the employment agreement by the Company; or

(v)	the failure of any successor to the Company to specifically assume responsibility for the employment agreement.

Pay Ratio Disclosure

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the Company’s median employee’s total annual compensation to the total annual compensation of the Company’s principal executive officer (“PEO”). For 2018, the Company’s PEO was Mr. David Rogers, our then Chief Executive Officer.

To determine the median employee, we reviewed a list of all employees of the Company and its subsidiaries as of December 31, 2018 and examined total cash compensation paid to each such employee during 2018 including cash paid for employer 401(k) match and

Life Storage, Inc. 2019 Proxy Statement

cash paid by the Company for health insurance premiums as is consistent with the calculation of compensation for the Named Executive Officers of the Company above. Cash compensation was annualized for those employees as of December 31, 2018 who were not employed for the full year. We believe that the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely grant equity awards to employees.

After identifying the median employee using total cash compensation, we calculated the annual total compensation of such employee using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table for 2018 included in this proxy statement. The ratio of annual total compensation of the Company’s PEO to the median annual total compensation of all Company employees (excluding the PEO) is as follows:

Median employee’s annual total compensation	$29,951

Annual total compensation of Mr. David Rogers, our PEO	$1,343,073
Ratio of Mr. David Rogers’ annual total compensation to the median employee’s annual total compensation	45 to 1

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.

Life Storage, Inc. 2019 Proxy Statement

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for Named Executive Officers and oversees the Company’s stock plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation Committee reviewed and discussed with management the disclosure appearing under the heading “Compensation Discussion and Analysis” of this Proxy Statement. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Company with regard to executive compensation. Based upon this review and discussion with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission, and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2018.

Compensation Committee

STEPHEN R. RUSMISEL, CHAIR

MARK G. BARBERIO

CAROL HANSELL

CHARLES E. LANNON

DANA HAMILTON

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Life Storage, Inc. 2019 Proxy Statement

PROPOSAL 5. PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are asking our Shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers as described in detail in the “Compensation Discussion and Analysis” and the accompanying tables in the Executive Compensation section above. This vote is commonly known as “say-on-pay.” The Company is currently conducting “say-on-pay” votes every year.

As described in greater detail in the “Compensation Discussion and Analysis” section, we seek to closely align the interests of the Named Executive Officers with the interests of our Shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. A substantial part of our compensation for Named Executive Officers is performance based and the Company has used performance-based vesting restricted stock as part of the long-term incentive program.

In order to promote the short and long-term interest of our Shareholders, the Company’s compensation programs have evolved as necessary over the years. During the last several years, the Compensation Committee has initiated a number of changes to better align management and Shareholder interests. Recent Compensation Committee actions include the following:

•

Since 2010, the Company has had in effect a performance-based Annual Incentive Compensation Plan for Executive Officers. This plan for annual incentive awards is two-thirds based upon objective metrics that relate to “targeted” FFO and annual FFO growth relative to publicly traded competitors of the Company. One-third of the potential annual bonus award is subject to the Compensation Committee’s evaluation of a number of other metrics which can be changed by the Compensation Committee as it deems appropriate to promote specific goals. The Plan also provides that bonuses shall be returned, to the extent that the Compensation Committee deems appropriate, if they result from restated financial statements of the Company due to a recipient’s misconduct, and that the Compensation Committee may make adjustments in bonuses to the extent they were affected by misstatements in the audited financial statements of other companies.

•

The Compensation Committee has revised long-term incentive awards in a manner to provide a direct linkage between payouts to executive officers and total return to shareholders. A portion of such awards since 2011 have been made in the form of performance-based awards which are earned based upon the Company’s relative total shareholder return compared to certain peer companies.

Life Storage, Inc. 2019 Proxy Statement

•

Formal minimum share ownership requirements have been adopted for Named Executive Officers and members of the Board of Directors of the Company. This requirement reflects the Compensation Committee’s commitment to ensure alignment of management and Shareholder interests.

We believe that the information provided in this Proxy Statement demonstrates that the Company’s executive compensation program is designed appropriately to attract and retain talented executives and to align the executives’ interests with Shareholders’ interests. Accordingly, the Board of Directors recommends that Shareholders approve the compensation of the Company’s Named Executive Officers by approving the following say-on-pay resolution:

RESOLVED, that the Shareholders of Life Storage, Inc. approve, on an advisory basis, the compensation of the executive officers identified in the “Summary Compensation Table,” as disclosed in the Life Storage, Inc. 2019 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narratives.

Say-on-pay votes under the Dodd-Frank Act are advisory. Although the results of the say-on-pay vote do not bind the Company, the Board of Directors will review the results very carefully. The Board of Directors views the vote as providing important information regarding investor sentiment about the Company’s executive compensation philosophy, policies and practice.

The affirmative vote of a majority of the votes cast is required for approval of the advisory resolution above. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS.

Life Storage, Inc. 2019 Proxy Statement

CERTAIN TRANSACTIONS

Robert J. Attea served as a member of the Company’s Board of Directors through May 31, 2018. Jonathan Attea, the son of Robert J. Attea, was hired by the Company in 2018 and remains an employee of the Company. During 2018, Jonathan Attea was paid a base salary and bonus of approximately $93,000, which is based on an annual rate of approximately $151,000. Additionally, in 2018, Jonathan Attea was granted 816 shares of restricted stock which vest over a period of three years. Prior to his employment with the Company, Jonathan Attea was an employee of Locke Acquisition Group, LLC; however, he did not hold any equity in that company nor was he an officer or director. During 2018, the Company engaged Locke Acquisition Group, LLC as a broker to purchase and sell real property and paid Locke Acquisition Group, LLC $700,873 in commissions.

Frederick G. Attea, the brother of Robert J. Attea, is a partner of the law firm of Phillips Lytle LLP, which has represented the Company since its inception and is currently representing the Company and various joint ventures in which the Company has an ownership interest. Mr. Frederick G. Attea married Mr. Saffire’s mother-in-law in September 2017. For 2018, Phillips Lytle LLP’s legal fees for services rendered to the Company and to the various joint ventures in which the Company has an ownership interest totaled $2,108,142.

Michael Rogers and John Rogers are brothers of Mr. David L. Rogers and are employees of the Company. In 2018, Michael Rogers was paid a base salary and bonus of approximately $197,000. His 2019 salary of $200,000 was increased to $300,000 effective March 4, 2019 which is reflective of added responsibilities with respect to the Company’s acquisitions, joint ventures, and other development activities. In 2018, John Rogers was paid a base salary and bonus of approximately $144,000. His 2019 salary is approximately $170,000.

Jeffrey Myszka is the son of Mr. Kenneth Myszka and is an employee of the Company. In 2018, Jeffrey Myszka was paid a base salary and bonus of approximately $181,000 and his 2019 salary is approximately $184,000.

The transactions and arrangements above were reviewed and disclosed under the Company’s policies and procedures regarding related-party transactions.

PROPOSALS OF SHAREHOLDERS FOR THE 2020 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2020 Annual Meeting of Shareholders, Shareholder proposals must be received by the Secretary of the Company, 6467 Main Street, Williamsville, New York 14221, no later than December 18, 2019.

The Company’s By-Laws set forth the procedure to be followed by a Shareholder who wishes to recommend one or more persons for nomination to the Board of Directors or present a proposal at an annual meeting. Only a Shareholder of record entitled to vote at an annual meeting may present a proposal and must give timely written notice thereof to the Secretary of the Company at the address noted above. Generally, to be timely, a Shareholder’s notice shall set forth all information required under the By-laws and shall be delivered to the Secretary not earlier than the 150th day (i.e. November 18, 2019) nor later than the 120th day (i.e. December 18, 2019) prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. However, in the

Life Storage, Inc. 2019 Proxy Statement

event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, notice by a Shareholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company did not contemplate or expect that any business other than that pertaining to the subjects referred to in this Proxy Statement would be brought up for action at the meeting, but in the event that other business calling for a Shareholders’ vote does properly come before the meeting, the Proxies will vote thereon according to their best judgment in the interest of the Company.

A COPY OF LIFE STORAGE, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2018 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE SHAREHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING THE COMPANY. TO OBTAIN A COPY, PLEASE WRITE TO: ANDREW J. GREGOIRE, SECRETARY, LIFE STORAGE, INC., 6467 MAIN STREET, WILLIAMSVILLE, NEW YORK, 14221. THE 10-K IS ALSO AVAILABLE ON THE COMPANY’S WEBSITE (www.lifestorage.com).

By Order of the Board of Directors,

Andrew J. Gregoire

Secretary

April 16, 2019

Life Storage, Inc. 2019 Proxy Statement

Exhibit A

AMENDMENT TO

BYLAWS

OF

LIFE STORAGE, INC.

The Bylaws of LIFE STORAGE, INC. are hereby amended to add new Article XI to read as follows:

ARTICLE XI

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in Section 1-101(p) of the MGCL, or any successor provision thereof, (b) any derivative action or proceeding brought on behalf of the Corporation, (c) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL or the charter or Bylaws of the Corporation, or (e) any other action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine. Unless the Corporation consents in writing, none of the foregoing actions, claims or proceedings shall be brought in any court sitting outside the State of Maryland.

Except as herein amended, the provisions of the Bylaws, as previously amended, shall remain in full force and effect.

Adopted and effective as of ●, 2019.

Life Storage, Inc. 2019 Proxy Statement

Exhibit B

LIFE STORAGE, INC.

AMENDED AND RESTATED

2009 OUTSIDE DIRECTORS’ STOCK OPTION AND AWARD PLAN

EFFECTIVE ●, 2019

SECTION 1.

PURPOSE

1.1    The purpose of the “LIFE STORAGE, INC. 2009 OUTSIDE DIRECTORS’ STOCK OPTION AND AWARD PLAN” (the “Plan”) is to foster and promote the long-term financial success of the Company and materially increase stockholder value by enabling the Company to attract and retain the services of outstanding Outside Directors (as defined herein) whose judgment, interest, and special effort is essential to the successful conduct of its operations. The Plan initially became effective on May 21, 2009, upon initial adoption of the Plan by the stockholders of the Company, and was amended on April 1, 2016 to eliminate further grants of Options under the Plan. The Plan, as amended and restated, shall be effective upon its approval by the stockholders of the Company.

SECTION 2.

DEFINITIONS

2.1    “Annual Award” means an Option for 2,000 shares of Stock and a number of shares of Restricted Stock equal to the base annual fee paid by the Company to each Outside Director multiplied by 0.8 and divided by the Fair Market Value on the date of the Annual Award, provided, however, that commencing in 2016, the Annual Award shall not include an Option for 2,000 shares of Stock.

2.2    “Awards” means Annual Awards and Initial Awards.

2.3    “Board” means the Board of Directors of the Company.

2.4    “Company” means Life Storage, Inc., a Maryland corporation, and any successor thereto.

2.5    “Disability” means total disability, which if the Outside Director were an employee of the Company, would be treated as a total disability under the terms of the Company’s long-term disability plan for employees, as in effect from time to time.

2.6    “Fair Market Value” on any date means the average of the high and low sales prices of a share of Stock as reflected in the report of consolidated trading of New York Stock Exchange-listed securities (or, if the Stock is not then listed on the New York Stock Exchange (“NYSE”), the principal public trading market for such shares) for that date (or if no shares of Stock were traded on the NYSE or such other principal public trading market on that date, the next preceding date that shares of Stock were so traded) published in the Midwest Edition of The Wall Street Journal; provided, however, that if no shares of Stock have been publicly traded for more than ten (10) days immediately preceding such date, then the Fair Market Value of a share of Stock shall be determined by the Board or its authorized committee in such manner as it may deem

Life Storage, Inc. 2019 Proxy Statement

appropriate provided that such determination shall satisfy the requirements of Treas. Reg. §1.409A-1(b)(5) so as to ensure that any Option granted hereunder is not subject to Section 409A of the Internal Revenue Code, as amended.

2.7    “Initial Award” means an Option for 3,500 shares of Stock.

2.8    “Option” means the right to purchase Stock at a stated price for a specified period of time. All Options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code, as amended.

2.9    “Outside Director” means each person who, on the date of an Initial Award or as of the close of the day on which an Annual Award is granted, is a director of the Company and who, as of such day, is not otherwise an officer or employee of the Company or any of its subsidiaries.

2.10    “Restricted Stock” means Stock granted to an Outside Director pursuant to an Annual Award under the Plan.

2.11    “Stock” means the common stock of the Company, $.01 par value per share.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Each Outside Director shall participate in the Plan.

SECTION 4.

STOCK SUBJECT TO PLAN

4.1    Number. The total number of shares of Stock subject to Awards under the Plan may not exceed 96,312 in the aggregate from the date of initial approval of the Plan on May 21, 2009, and the total number of shares of Stock available for additional Awards from and after May 21, 2019 may not exceed 10,000. Such numbers are subject to adjustment pursuant to Section 4.3. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

4.2    Cancelled or Terminated Awards. Any shares of Stock subject to an Option or a grant of Restricted Stock that for any reason is cancelled or terminated without the issuance of Stock or does not vest shall not again be available for Awards under the Plan. Any shares of Restricted Stock granted pursuant to an Annual Award under this Plan that do not vest shall be automatically cancelled and shall not again be available for Awards under the Plan.

4.3    Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change in which the Company survives the transaction, the aggregate number of shares of Stock available for issuance hereunder or subject to Options and the respective exercise prices of outstanding Options shall be

Life Storage, Inc. 2019 Proxy Statement

appropriately adjusted by the Board or its authorized committee, whose determination shall be conclusive; provided, however, that any fractional shares resulting from any such adjustment shall be disregarded. Any adjustment of an Option pursuant to this Section 4.3 shall be done in such manner as shall not cause the Option to become subject to Section 409A of the Internal Revenue Code, as amended.

SECTION 5.

STOCK OPTIONS AND RESTRICTED STOCK

5.1    Grant of Options and Restricted Stock.

(a)

Initial Awards. Effective on the date the Outside Director is first elected or appointed to the Board, and commencing on the date of initial adoption of this Plan, each Outside Director who has not previously been granted an Initial Award under the Plan or the Sovran Self Storage, Inc. 1995 Outside Director’s Stock Option Plan shall be granted an Initial Award, provided, however, that commencing in 2016, Initial Awards shall not be granted to such Outside Directors.

(b)

Annual Awards. Effective as of the close of each annual meeting of the stockholders of the Company commencing on the date of initial adoption of this Plan, each Outside Director shall be granted an Annual Award.

(c)

Option Agreement; Restricted Stock Agreement. Each Option shall be evidenced by an Option agreement that shall specify the exercise price, the term of the Option, the number of shares of Stock to which the Option pertains and such other matters, not inconsistent herewith, as the committee deems necessary or appropriate. Each grant of Restricted Stock shall be evidenced by a Restricted Stock agreement that shall specify the number of shares of Restricted Stock to which the grant pertains and such other matters, not inconsistent herewith, as the committee deems necessary or appropriate.

(d)	Limitations. All grants of Options and Restricted Stock under the Plan shall be subject to the availability of shares hereunder.

5.2    Option Price. Each Option granted pursuant to the Plan shall have an exercise price equal to the Fair Market Value of a share of Stock on the date the Option is granted.

5.3    Vesting and Exercise of Options; Vesting of Restricted Stock.

(a)	Initial Awards. Options granted pursuant to an Initial Award under this Plan shall vest and become exercisable on the first anniversary of the date of grant.

(b)

Annual Awards. Options granted pursuant to an Annual Award under this Plan shall be immediately vested and exercisable on the date of grant. Restricted Stock granted pursuant to an Annual Award under this Plan shall vest one year following the date of grant if the Outside Director to whom such grant was made is a member of the Board as of such date; provided, however, that such Restricted Stock shall immediately vest upon any of (i) such Outside Director’s death or disability while he is serving on the Board, and (ii) a Significant Corporate Event.

Life Storage, Inc. 2019 Proxy Statement

(c)

Exercise Period. Options hereafter granted under the Plan shall terminate and cease to be exercisable on the later of (i) the tenth anniversary of the date of the Option’s grant, or (ii) one year following the date on which the Outside Director to whom such Option was granted ceases to serve as a director of the Company. In the event of an Outside Director’s death during the exercise period of any Option, the personal representative of the Outside Director may exercise any outstanding Options held by such Outside Director not theretofore exercised during the one-year period following such Outside Director’s death but the personal representative’s right to exercise any such Option shall not extend beyond the tenth anniversary of the date of the Option’s grant.

5.4    Services as an Employee. Notwithstanding any other provision of the Plan, if an Outside Director becomes an employee of the Company or any of its subsidiaries (a “Former Outside Director”), the Former Outside Director shall be treated as continuing in service for purposes of this Plan, but shall not be eligible to receive Annual Awards while an employee or for one full year thereafter. If during this period of ineligibility the Former Outside Director ceases to be an employee, the provisions of Section 5.3(c) shall continue to be applicable.

5.5    Exercise. Options may be exercised, in whole or in part and only to the extent then exercisable, by giving written notice of exercise to the Company accompanied by full payment of the Option price by one or more of the following methods of payment:

(a)	In cash, by certified or bank check or other instrument acceptable to the Board or its authorized committee;

(b)

In the form of shares of Stock that are not then subject to restrictions under any Company plan, if permitted by the Board or its authorized committee, in its discretion. Such surrendered shares shall be valued at Fair Market Value on the date of exercise; or (c) By the Outside Director delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option price; provided that in the event the Outside Director chooses to pay the Option price as so provided, the Outside Director and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

SECTION 6.

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Plan shall be administered by the Board or an authorized committee thereof (in which case all references to the Board shall refer to such committee while such committee administers this Plan), which shall make any determination under or interpretation of any provision of the Plan and any Option or Restricted Stock grant. Any of the foregoing actions taken by the Board shall be final and conclusive. The Board may terminate or suspend the Plan, and may amend and make such changes in and additions to the Plan (and, with the consent of the applicable Outside Director, any outstanding Option or Restricted Stock grant) as it may deem proper and in the best interest of the Company;

Life Storage, Inc. 2019 Proxy Statement

provided, however, that no such action shall adversely affect or impair any Options or Restricted Stock theretofore granted under the Plan without the consent of the applicable Outside Director; and provided further, however, that no amendment (i) increasing the maximum number of shares of Stock which may be issued under the Plan, except as provided in Section 4.3, (ii) extending the term of the Plan or any Option, (iii) changing the requirements as to eligibility for participation in the Plan, or (iv) otherwise requiring approval of stockholders under the rules and regulations of the New York Stock Exchange or other applicable law, rule or regulation, shall be adopted without the approval of stockholders.

SECTION 7.

EFFECT OF CERTAIN TRANSACTIONS

In the case of (a) the dissolution or liquidation of the Company, (b) a merger, reorganization or consolidation in which the Company is acquired by another person or in which the Company is not the surviving corporation, or (c) the sale of all or substantially all of the outstanding Stock or assets of the Company to another entity (each such event, a “Significant Corporate Event”), the Plan and Options issued hereunder shall terminate on the effective date of such dissolution, liquidation, merger, reorganization, consolidation or sale, unless provision is made in such transaction for the assumption of Options theretofore granted under the Plan or the substitution for such Options of a new stock option of the successor corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, such as provided in Section 4.3 of the Plan. In the event of any transaction which will trigger such termination, the Company shall give written notice thereof to the Outside Directors at least twenty days prior to the effective date of such transaction or the record date on which stockholders of the Company entitled to participate in such transaction shall be determined, whichever comes first. In the event of such termination, any unexercised portion of outstanding Options, which is vested and exercisable at that time, shall be exercisable for at least 15 days prior to the date of such termination; provided, however, that in no event shall any Option be exercisable after the applicable expiration date for the Option.

SECTION 8.

MISCELLANEOUS PROVISIONS

8.1    Nontransferability of Awards. No Options may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Options granted to an Outside Director shall be exercisable during his lifetime only by him.

8.2    Rights as a Stockholder. An Outside Director or a transferee of an Option shall not have any rights as a stockholder with respect to any shares of Stock issuable upon exercise of an Option, including but not limited to, the right to receive dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions, until the date of the receipt of payment by the Company. During the period in which any shares of Restricted Stock are subject to the vesting hereunder, the Board or its authorized committee may, in its discretion, grant to the Outside Director to whom shares of

Life Storage, Inc. 2019 Proxy Statement

Restricted Stock have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. Except as otherwise provided in this Plan, in the absence of any explicit action by the Board or authorized committee, the Outside Director to whom shares of Restricted Stock have been awarded shall have the rights of a stockholder with respect to such shares of Restricted Stock.

8.3    No Guarantee of Membership. Nothing in the Plan shall confer upon an Outside Director the right to remain a member of the Board.

8.4    Requirements of Law. The granting and issuance of Restricted Stock, the granting of Options and the issuance of shares of Stock upon the exercise of Options shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental or self-regulatory or other agencies as may be required.

8.5    Term of Plan. The Plan shall continue in effect, unless sooner terminated or suspended pursuant to Section 6, until May 21, 2020, so long as the total number of shares of Stock purchased or granted under the Plan or subject to outstanding Options does not exceed the number of shares of Stock specified in Section 4.1, subject to adjustment pursuant to Section 4.3. Notwithstanding the foregoing, each Option granted under the Plan shall remain in effect until such Option has been exercised or has terminated in accordance with its terms and the terms of the Plan.

8.6    Separability. In case any provision of the Plan shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.7    Governing Law. The Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

8.8    Compliance with Code Section 409A.

(a)

Awards Intended To Be Excluded From Section 409A. All Options awarded hereunder are intended to be exempt from the application of Section 409A of the Internal Revenue Code (“Code Section 409A”) because the Option is a non-qualified stock option awarded with an exercise price at least equal to Fair Market Value on the date of grant. Restricted Stock shall be issued in compliance with Section 83 of the Internal Revenue Code, as amended, and thereby exempt from Code Section 409A. Any interpretations or administrative actions necessary to implement the Plan shall be made to the extent practicable to preserve such exemptions from Code Section 409A.

(b)

Non-excluded Awards Must Comply With Section 409A. To the extent that the Board or its authorized committee determines that any Award granted hereunder is subject to Code Section 409A, the Award instrument evidencing such Award shall incorporate the terms and conditions necessary to avoid taxes and interest under Section 409A(a)(1) of the Internal Revenue Code, as amended. To the extent applicable, this Plan and Award instruments shall be interpreted in accordance with Code Section 409A and final Treasury Regulations issued thereunder. Notwithstanding any provision of this Plan to the contrary, in the event that the Board or its authorized committee determines that any Award may

Life Storage, Inc. 2019 Proxy Statement

be subject to Code Section 409A, it may adopt such amendments to the applicable Award instrument to (1) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Code Section 409A of the Code and Treasury Regulations thereunder so as to avoid taxes and interest under Code Section 409A(a)(1).

(c)

Protection of the Company and Others. Notwithstanding the foregoing provisions of this Section 8.8, neither the Company, nor any officer or employee of the Company, nor any member of the Board or its authorized committee shall have any liability to any Outside Director on account of an Award hereunder being taxable under Code Section 409A regardless of whether such person could have taken action to prevent such result and failed to do so.

Life Storage, Inc. 2019 Proxy Statement

LIFE STORAGE, INC. 6467 MAIN ST Williamsville, NY 14221 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/29/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/29/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following nine director nominees: nominee(s) on the line below. 1. Election of Directors Nominees 1a. Mark G. Barberio 1b. Joseph V. Saffire 1c. Charles E. Lannon 1d. Stephen R. Rusmisel 1e. Arthur L. Havener, Jr. 1f. Carol Hansell 1g. Dana Hamilton 1h. Edward J. Pettinella 1i. David L. Rogers The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain 2 Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019. 3 Proposal to amend the Bylaws of the Company. 4 Proposal to amend and restate the Company’s 2009 Outside Directors’ Stock Option and Award Plan. 5 Proposal to approve the compensation of the Company’s executive officers. NOTE: In their discretion, the proxies are authorized to vote upon any matters of business which may properly come before the meeting, or any adjournment(s) thereof. 0000415574_1 R1.0.1.18 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com LIFE STORAGE, INC. Annual Meeting of Shareholders May 30, 2019 9:00 AM This proxy is solicited by the Board of Directors Joseph V. Saffire, Andrew J. Gregoire and Edward F. Killeen, and each of them with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of the stock of Life Storage, Inc. that are held of record by the undersigned on April 2, 2019 at the Annual Meeting of Shareholders of Life Storage, Inc., to be held at the Company’s headquarters, 6467 Main Street, Williamsville, New York 14221, on May 30, 2019 at 9:00 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and otherwise in their discretion. The shares represented by this Proxy will be voted as directed by the shareholders. If no direction is given, such shares will be voted for election of all nominees for directors listed in Proposal 1, for Proposal 2, for Proposal 3, for Proposal 4, for Proposal 5. 0000415574_2 R1.0.1.18 Continued and to be signed on reverse side